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Exhibit 10.23

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                                    UP TO $20,700,000

                                CREDIT AGREEMENT

                                      AMONG

                                 EQUIVEST FINANCE, INC.,

                              PEPPERTREE ACQUISITION CORP.,

                             PEPPERTREE ACQUISITION II CORP.

                                       AND

                                  BANK OF AMERICA, N.A.



                             as of November 17, 1999




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                                TABLE OF CONTENTS


                                                                           Page

ARTICLE 1 Definitions........................................................1

      Section 1.1...............................................Defined Terms.1
      Section 1.2.............................................Amendments, Etc.20
      Section 1.3................................................Construction.21

ARTICLE 2 THE TERM LOAN.....................................................21

      Section 2.1...............................................The Term Loan.21
      Section 2.2........................Manner of Borrowing and Disbursement.21
      Section 2.3....................................................Interest.23
      Section 2.4........................................................Fees.24
      Section 2.5.................................................Prepayments.24
      Section 2.6...................................................[Reserved]25
      Section 2.7...................................................[Reserved]25
      Section 2.8................Payment of Principal of Term Note/Extensions.25
      Section 2.9...............................................Reimbursement.25
      Section 2.10..........................................Manner of Payment.26
      Section 2.11......................................LIBOR Lending Offices.26
      Section 2.12..................................................[Reserved]27
      Section 2.13..................................................[Reserved]27
      Section 2.14......................................................Taxes.27

ARTICLE 3 CONDITIONS PRECEDENT..............................................28

      Section 3.1.......................Conditions Precedent to the Term Loan.28
      Section 3.2.Conditions Precedent to All Drawings of the Term Loan,
                  Conversions and Continuations.                  31
      Section 3.3...........Conditions Precedent to the Great Smokies Drawing.32
      Section 3.4........Conditions Precedent to the Deferred Payment Drawing.33

ARTICLE 4 Representations and Warranties....................................33

      Section 4.1..............................Representations and Warranties.33
      Section 4.2.............Survival of Representations and Warranties, etc.46

ARTICLE 5 General Covenants.................................................46

      Section 5.1...............Preservation of Existence and Similar Matters.46
      Section 5.2....................Business; Compliance with Applicable Law.46
      Section 5.3...................................Maintenance of Properties.47
      Section 5.4....................Accounting Methods and Financial Records.47
      Section 5.5...................................................Insurance.47
      Section 5.6.................................Payment of Taxes and Claims.47
      Section 5.7......................................Visits and Inspections.47
      Section 5.8.............................................Use of Proceeds.48
      Section 5.9...................................................INDEMNITY.48
      Section 5.10...............................Environmental Law Compliance.49
      Section 5.11.........................................Further Assurances.50
      Section 5.12................................Management of Projects, Etc.50
      Section 5.13.................................................[Reserved].50
      Section 5.14........................................Owners Associations.50
      Section 5.15................................Note Receivable Information.51
      Section 5.16.................................................[Reserved].51
      Section 5.17..................................................[Reserved]51
      Section 5.18....................Subsidiary Guaranty; Security Agreement.51

ARTICLE 6 Information Covenants.............................................52

      Section 6.1..................................................[Reserved].52
      Section 6.2..................................................[Reserved].52
      Section 6.3..............Quarterly Financial Statements and Information.52
      Section 6.4.Annual Financial Statements and Information;
                  Certificate of No Default.                  52
      Section 6.5......................................Compliance Certificate.53
      Section 6.6.........................Copies of Other Reports and Notices.53
      Section 6.7.............Notice of Litigation, Default and Other Matters.54
      Section 6.8................................ERISA Reporting Requirements.54

ARTICLE 7 Negative Covenants................................................55

      Section 7.1................................................Indebtedness.55
      Section 7.2.......................................................Liens.55
      Section 7.3.................................................Investments.55
      Section 7.4.........................................Liquidation, Merger.56
      Section 7.5.............................................Sales of Assets.56
      Section 7.6................................................Acquisitions.57
      Section 7.7....................................Equivest Note; GSHA Note.57
      Section 7.8...................................................Dividends.57
      Section 7.9......................................Affiliate Transactions.57
      Section 7.10......................................Compliance with ERISA.57
      Section 7.11....................................Interest Coverage Ratio.58
      Section 7.12..................................................Net Worth.58
      Section 7.13...................................................Reserved.58
      Section 7.14................................Total Debt to Total Capital.58
      Section 7.15..........................Average Quarterly Charge-Off Rate.58
      Section 7.16.............................Average Quarterly Default Rate.58
      Section 7.17.........................Average Quarterly Delinquency Rate.58
      Section 7.18.........................................Sale and Leaseback.59
      Section 7.19...................................................Business.59
      Section 7.20................................................Fiscal Year.59
      Section 7.21......................Amendment of Organizational Documents.59
      Section 7.22...................................................Reserved.59
      Section 7.23.......................................Use of Lender's Name.59

ARTICLE 8 Default...........................................................59

      Section 8.1...........................................Events of Default.59
      Section 8.2....................................................Remedies.62

ARTICLE 9 Changes in Circumstances..........................................63

      Section 9.1..........................Inability to Determine LIBOR Basis.63
      Section 9.2..................................................Illegality.63
      Section 9.3.............................................Increased Costs.63
      Section 9.4...........................Effect On Reference Rate Advances.64
      Section 9.5............................................Capital Adequacy.64

ARTICLE 10 Miscellaneous....................................................65

      Section 10.1....................................................Notices.65
      Section 10.2...................................................Expenses.65
      Section 10.3....................................................Waivers.66
      Section 10.4...........Calculation by the Lender Conclusive and Binding.66
      Section 10.5....................................................Set-Off.66
      Section 10.6.................................................Assignment.67
      Section 10.7...............................................Counterparts.67
      Section 10.8...............................................Severability.67
      Section 10.9.......................................Interest and Charges.67
      Section 10.10..................................................Headings.67
      Section 10.11......................................Amendment and Waiver.68
      Section 10.12....................................Exception to Covenants.68
      Section 10.13................................................[Reserved].68
      Section 10.14................................................[Reserved].68
      Section 10.15.............................................GOVERNING LAW.68
      Section 10.16......................................WAIVER OF JURY TRIAL.68
      Section 10.17..........................................ENTIRE AGREEMENT.68



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Schedules and Exhibits

Schedule 1:.LIBOR Lending Office Addresses for Notices
Schedule 2:.Required Consents
Schedule 3:.Existing Litigation and Material Liabilities
Schedule 4:.Subsidiaries and Affiliates
Schedule 5:.Existing Investments
Schedule 6:.Existing Indebtedness:  Secured and Unsecured
Schedule 7:.Qualification and Good Standing
Schedule 8:.Environmental Matters
Schedule 9:.Labor Relations
Schedule 10:      Guarantors
Schedule 11:      Assumed Indebtedness
Schedule 12:      Material Contracts
Schedule 13:      Insurance
Schedule 14:      Licenses, Permits; Etc.
Schedule 15:      Indebtedness to Officers; Etc.
Schedule 16:      Real Property
Schedule 17:      Operating Condition; Etc.


Exhibit A:..Form of Term Note Exhibit B:..Form of Compliance Certificate Exhibit C:..Form of Subsidiary Guaranty Exhibit D:..Form of Borrowing
Request/Designation Exhibit E:..Form of Security Agreement Exhibit F:..Form of Pledge Agreement Exhibit G:..Form of Opinion of Counsel




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1


                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT is dated as of November 17, 1999, among EQUIVEST FINANCE, INC., a Delaware corporation (the "Borrower"), PEPPERTREE ACQUISITION CORP. ("Newco I"), a Delaware corporation and a newly-formed, wholly-owned subsidiary of the Borrower, PEPPERTREE ACQUISITION II CORP. ("Newco II"), a Delaware corporation and a newly-formed, wholly-owned subsidiary of the Borrower and BANK OF AMERICA, N.A., a national banking association (the "Lender").

            PRELIMINARY STATEMENTS

            Pursuant to the terms of the Acquisition Agreement (such term and each other capitalized term used but not defined herein having the meaning given it in Article I), Newco I and Newco II intend to acquire the Transferred Assets (the "Peppertree Acquisition").

            The Borrower desires to obtain certain financial accommodations from the Lender and the Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:



      Definitions

                  Defined Terms.  For purposes of this Agreement.

            "A&D Loans Receivable" means a loan made by the Borrower or its Subsidiaries or Affiliates to finance the acquisition and development of time-share residential real estate projects.

            "Acquisition" means any transaction pursuant to which the Borrower or a Subsidiary or Affiliate of the Borrower, (a) whether by means of a capital contribution or purchase or other acquisition of Capital Stock,
      (i) acquires more than 50% of the Capital Stock in any Person pursuant to a solicitation by the Borrower or such Subsidiary or Affiliate, or (ii) makes any corporation a Subsidiary or Affiliate of the Borrower or such Subsidiary or Affiliate, or (iii) causes any corporation to be merged into the Borrower or such Subsidiary or Affiliate (other than a merger with another Subsidiary or Affiliate of the Borrower), or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

            "Acquisition Agreement" means the Agreement and Plan of Reorganization dated as of November 17, 1999, by and among the Borrower, Newco I, Newco II, Peppertree, C. Wayne Kinser, Pioneer Hotel Corporation and the stockholder named therein.

            "Affiliate" means, as applied to any Person, any other Person that, directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, that Person.

            "Aggregated Notes Receivable" means, collectively, the face amount of all Notes Receivable generated by the Borrower and/or any of the Subsidiaries or Affiliates of the Borrower whether or not held by the Borrower or a Subsidiary or Affiliate of the Borrower, provided that data is available to the Borrower or a Subsidiary or Affiliate of the Borrower with respect to whether any such Note Receivable (a) has been charged-off,
      (b) any scheduled payment is more than 60 days but no more than 180 days past due, or (c) any scheduled payment is more than 180 days past due.

            "Agreement" means this Credit Agreement, as amended, modified, supplemented or restated from time to time.

            "Agreement Date" means the date of this Agreement.

            "Applicable Environmental Laws" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA").

            "Applicable Law" means in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party.

            "Asset Sale" means the sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of (a) any Equity of any of its Subsidiaries or
      (b) any other assets of the Borrower or any of its Subsidiaries (other than inventory in the ordinary course of business, Securitizations, damaged or worn out assets, Cash and Cash Equivalents, or dispositions that result in casualty or condemnation proceeds).

            "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request a borrowing hereunder.

            "Average Quarterly Charge-Off Rate" means the ratio (expressed as a percentage), calculated as of the last day of each calendar quarter, of
      (a) the aggregate outstanding principal balance of the Aggregated Notes Receivable that have been charged-off during the twelve consecutive calendar months ending on the date of calculation (net of any recoveries with respect thereto during such period), to (b) the average monthly aggregate outstanding principal balance of all of the Aggregated Notes Receivable during the twelve consecutive calendar months ending on the date of such calculation (determined by averaging the aggregate outstanding principal balances of all of the Aggregated Notes Receivable as of the beginning and as of the end of each such calendar month during such period and then averaging such average monthly aggregate outstanding principal balances for the twelve calendar months included in such period).

            "Average Quarterly Default Rate" means the ratio (expressed as a percentage), calculated as of the last day of each calendar quarter with respect to the calendar quarter ending on the date of calculation, of (a) the aggregate outstanding principal balance, as of the effective date of such calculation, of the Aggregated Notes Receivable with respect to which any scheduled payment is more than 180 days past due, to (b) the aggregate outstanding principal balance of all of the Aggregated Notes Receivable as of the effective date of such calculation.

            "Average Quarterly Delinquency Rate" means the ratio (expressed as a percentage), calculated on a quarterly basis as of the last day of each calendar quarter with respect to the calendar quarter ending on the date of calculation, of (a) the aggregate outstanding principal balance, as of the effective date of such calculation, of the Aggregated Notes Receivable with respect to which any scheduled payment is more than 60 days past due but not more than 180 days past due, to (b) the aggregate outstanding principal balance of all of the Aggregated Notes Receivable as of the effective date of such calculation.

            "Borrower" has the meaning specified in the caption to this Agreement.

            "Borrowing Request/Designation" has the meaning specified in Section 2.2(a) hereof.

            "Business Day" means a day on which commercial banks are open (a) for the transaction of business in Los Angeles, California and, (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in U.S. dollar deposits) in London, England.

            "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership and each class of limited liability company interests in any Person that is a limited liability company.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person that should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including expenditures for maintenance and repairs that should be capitalized in accordance with GAAP) and the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any Subsidiary or Affiliate of the Borrower as lessee under a lease which at the time are recorded as capitalized lease obligations on the balance sheet of the Borrower or such Subsidiary or Affiliate of the Borrower prepared in accordance with GAAP.

            "Cash and Cash Equivalents" means with respect to the Borrower and each Subsidiary and Affiliate of the Borrower (a) cash, (b) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with the Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause
      (c) above, (e) commercial paper issued by the Lender or the parent corporation of the Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within six months after the date of acquisition, and (f) a readily redeemable "money market mutual fund" advised by a bank described in clause (c) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (e) hereof and having on the date of such Investment total assets of at least One Hundred Million Dollars ($100,000,000.00).

            "Change of Control" means the occurrence of any of the following events after the Agreement Date: (a) any Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of
      Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, other than the Group whose nominees constituted a majority of the board of directors of the Borrower as of the close of business on the Agreement Date, together with any Affiliates or Related Persons thereof, shall beneficially own (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Capital Stock of the Borrower entitled to vote generally in the election of directors of the Borrower;
      (b) any Person or Group, other than any Person or Group whose nominees constituted a majority of the board of directors of the Borrower as of the close of business on the Agreement Date, together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of the Borrower, such that such nominees, when added to any existing director remaining on the Board of Directors of the Borrower after such election who is an Affiliate or Related Person of such Group, shall constitute a majority of the Board of Directors of the Borrower; or (c) Richard C. Breeden shall cease to be either the Chief Executive Officer or the Chief Operating Officer of the Borrower and ceases to be involved in the daily operations of the Borrower; provided, however, that any Offering by the Estate shall not be deemed to be a Change of Control.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means any collateral granted at any time by any Person to the Lender to secure the Obligations, including without limitation, the following collateral subject to the Pledge Agreement and the Security Agreement (a) all outstanding shares of the capital stock of the Peppertree Entities, Newco I and Newco II; (b) all general and limited partnership interests in Great Smokies (after the making of the Great Smokies Drawing) and (c) all "Collateral" as such term is defined in the Security Agreement.

            "Collateral Document" means the Pledge Agreement, the Security Agreement and any other agreement pursuant to which a lien, pledge or security interest in property is granted to the Lender and all documents related thereto.

            "Commitment" means an amount equal to (a) 60% of the sum of (i) the Purchase Price plus (ii) the Transaction Costs plus (b) the lesser of the cash portion of the Deferred Payment and $600,000; provided, however, that the Commitment shall not exceed $20,700,000.

            "Commitment Letter" means the letter agreement entered into between the Lender and the Borrower setting forth the terms of the Commitment.

            "Compliance Certificate" means a certificate, signed by an Authorized Signatory, in substantially the form of Exhibit B, appropriately completed.

            "Confidential Memorandum" means the Confidential Memorandum dated July 1999 prepared by McDonald Investments.

            "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

            "Controlled Group" means as of the applicable date, as to any Person not an individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

            "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

            "Default" means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

            "Default Rate" means a simple per annum interest rate equal to (a) with respect to Reference Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Reference Rate plus 3.00% or (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis plus 3.00%.

            "Deferred Payment" means a payment to be made to Kinser on June 30, 2000 pursuant to Section 2.04 of the Acquisition Agreement constituting the deferred purchase price due to Kinser in connection with the Transactions.

            "Deferred Payment Drawing" means a drawing to be made on June 30, 2000, the proceeds of which are to be used solely to pay a portion of the Deferred Payment; provided, however, that the amount of such Drawing shall not exceed 100% of the cash portion of the Deferred Payment; provided, further, that such amount shall not exceed $600,000.

            "Dividend" means, as to any Person, (a) any declaration or payment of any dividend on, or the making of any distribution on account of, any shares of Capital Stock of, or other similar interest in, such Person and
      (b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of, or similar interest in, such Person.

            "Dollar" or "$" means the lawful currency of the United States of America.

            "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries and Affiliates, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets; provided, however, that, for purposes hereof, gains or losses from the sale of Notes Receivable shall not be considered to be extraordinary), plus (b) interest expense, plus (c) capitalized interest included in costs of goods sold, plus (d) non-recurring charges incurred as a result of business combinations utilizing the pooling accounting method to the extent that such charges would be permitted to be capitalized utilizing the purchase accounting method plus (e) depreciation, amortization and other non-cash charges (to the extent included in determining (a) through (d) above).

            "Equity" means Capital Stock or a member interest, or options, warrants or any other right to subscribe for or otherwise acquire Capital Stock or a member interest, of the Borrower or any Subsidiary or Affiliate of the Borrower.

            "Equivest Note" means the promissory note or notes in the aggregate amount of up to $4,133,008 made by Borrower to Kinser in connection with the Transactions.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

            "ERISA Event" means, with respect to the Borrower and its Controlled Group, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC pursuant to regulations issued under Section 4043 of ERISA) with respect to any Plan, (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA,
      (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions that is likely to result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "Estate" means, collectively, Bennett Funding Group, Inc., Bennett Management
             ------
      and Development Corp., and certain of their Affiliates which have filed petitions for bankruptcy with the United States Bankruptcy Court.

            "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to the Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Base Rate for each outstanding LIBOR Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Event of Default" means any of the events specified in Section 8.l, provided that any condition set forth therein has been satisfied.

            "Excess Cash Flow" means, for any period of determination for the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, the amount by which (a) the sum, without duplication, of (i) EBITDA for such period of determination, plus (ii) extraordinary cash receipts of the Borrower and its consolidated Subsidiaries, if any, during such period of determination and not included in EBITDA (including any amounts received by the Borrower or any of its Subsidiaries by way of a purchase price adjustment pursuant to the Acquisition Agreement), plus (iii) Net Notes Receivable Proceeds for such period plus (iv) Net A&D Loans Receivables Proceeds plus (v) Net Cash Proceeds of Asset Sales exceeds (b) the sum, without duplication, of (i) the amount of any cash income taxes payable by the Borrower and its consolidated Subsidiaries with respect to such period of determination, plus (ii) cash interest paid (net of cash interest received) by the Borrower and its consolidated Subsidiaries during such period of determination, plus (iii) Capital Expenditures made in cash during such period of determination, except to the extent financed with the proceeds of Indebtedness, casualty or condemnation proceeds, plus
      (iv) repayments of the principal of Indebtedness by the Borrower and its consolidated Subsidiaries during such period of determination, whether scheduled, optional or mandatory, but only to the extent that such repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness plus (v) extraordinary cash expenses and cash restructuring charges paid by the Borrower and its consolidated Subsidiaries, if any, during such period of determination and not included in EBITDA.

            "Extension Fee" means a fee equal to (a) 1.375% in the case of the First Extension Period, or (b) 0.875% in the case of the Second Extension Period, in each case of the amount of the Term Loan outstanding on the effective date of the notice given by the Borrower pursuant to Section 2.8 hereof.

            "First Extension Period" shall have the meaning assigned thereto in
      Section 2.8(a).

            "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

            "GSHA Note" has the meaning set forth in the Acquisition Agreement.

            "Great Smokies" means Great Smokies Hotel Associates, a North Carolina limited partnership.

            "Great Smokies Acquisition" means the acquisition by (a) Newco II of 100% of the general partnership interest and 99% of the limited partnership interest in Great Smokies from Kinser and Pioneer Hotel Corporation and (b) the Borrower of a 1% limited partnership interest in Great Smokies from Kinser.

            "Great Smokies Drawing" means a drawing made on any date subsequent to the Agreement Date, but in no event later than January 31, 2000, the proceeds of which are used solely for the Great Smokies Acquisition; provided, however, that the amount of such Drawing shall not exceed $3,300,000.

            "Guarantor" means each direct and indirect Subsidiary or Affiliate of the Borrower which (a) as of the Agreement Date is set forth on
      Schedule 10 attached hereto and (b) after the Agreement Date becomes a party to the Subsidiary Guaranty.

            "Guaranty" or "Guaranteed", means (a) as applied to an obligation of another Person, (i) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit and (b) an agreement, direct or indirect, contingent or otherwise, to maintain the net worth, working capital, earnings or other financial performance of another Person; provided, however, that the term "Guaranty" does not include (y) the endorsement of instruments for collection or deposit in the ordinary course of business and (z) customary indemnities given in connection with asset sales in the ordinary course of business.

            "Hedge Agreements" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

            "Highest Lawful Amount" means at the particular time in question the maximum amount of interest which, under Applicable Law, the Lender is then permitted to charge on the Obligations at the Highest Lawful Rate.

            "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

            "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (e) all obligations secured by any Lien on any property or asset owned by such Person (other than accounts payable arising in the ordinary course of business), (f) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered indebtedness for borrowed money for tax purposes but is classified as an Operating Lease in accordance with GAAP, (g) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations of any general partnership, joint venture or other Person to the extent that such Person is liable, whether contractually, as a matter of applicable law or otherwise, for such obligations, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, all obligations under Hedge Agreements, and all obligations in respect of payment, performance and similar bonds, (h) any Guaranty of such Person of any obligation or another Person constituting obligations of a type set forth above and (i) the obligations of the Borrower to pay the 1999 Earnout and the 2000 Earnout (as such terms are defined in the Acquisition Agreement).

            "Indemnified Matters" has the meaning specified in Section 5.9(a) hereof.

            "Indemnitees" has the meaning specified in Section 5.9(a) hereof.

            "Initial Term" means the period from the date on which the Commitment is made available to the Borrower to the initial Maturity Date.

            "Interest Coverage Ratio" means, on any date of calculation, the ratio of EBITDA to Interest Expense, calculated for the four consecutive fiscal quarters ending on such date.

            "Interest Differential" means an amount, if any, as of the date of any prepayment of a LIBOR Advance by which (a) the amount of interest that would have accrued on such LIBOR Advance from the date of prepayment for the remainder of the applicable Interest Period exceeds (b) the amount of interest that would have accrued on such LIBOR Advance for the period from the date of prepayment of such LIBOR Advance to the last day of the applicable Interest Period for such LIBOR Advance if the LIBOR Base Rate applicable to such LIBOR Advance (the "Applicable Rate") were determined two (2) Business Days prior to the date of prepayment of such LIBOR Advance. The period commencing on the date of such prepayment and ending on the last day of the applicable Interest Period shall be deemed to be the "Interest Period" for the determination of such Applicable Rate. The calculation of the Interest Differential by the Lender shall be conclusive in the absence of manifest or demonstrable error. The following example is intended to facilitate the calculation of "Interest Deferential" and is not intended to contravene or in any way alter the text of this definition.

                  Example:



            If "(a)" is less than "(b)" the Interest Differential will be a credit and a prepayment penalty shall not be incurred.



            If "(a)" is greater than "(b)" the Interest Differential shall be due to the Lender.



            Where,



                  "(a)" is an amount equal to the product of the prepayment portion of the LIBOR Advance and the number of days remaining in the applicable Interest Period divided by the LIBOR Basis; and



                  "(b)" is an amount equal to the product of the prepayment portion of the LIBOR Advance and the number of days remaining in the applicable Interest Period divided by the Applicable Rate determined two Business Days prior to the actual payment date.



            "Interest Expense" means, collectively but without duplication, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and the Subsidiaries of the Borrower, (a) interest expense, as presented on the Borrower's and its Subsidiaries' income statement, including accrued but unpaid interest and interest expense pursuant to Capitalized Lease Obligations, plus (b) capitalized interest to the extent that such capitalized interest reduces interest expense as presented on the Borrower's and its Subsidiaries' income statement.

            "Interest Period" means the period beginning on the day any LIBOR Advance is made and ending one, two, three or six months thereafter (as the Borrower shall select); provided, however, that all of the foregoing provisions are subject to the following:

            if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, with respect to a LIBOR Advance, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

            any Interest Period with respect to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            the Borrower may not select any Interest Period which ends after the Maturity
      Date.

            "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than loans or advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person.

            "Kinser" means C. Wayne Kinser, an individual.
             ------

            "Law" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

            "LIBOR" means the offered rate for a period of time comparable to the number of days in the applicable Interest Period for deposits in United States Dollars, as shown on Telerate Page 3750 as of 11:00 a.m. London time two (2) Business Days prior to the first day of the applicable Interest Period, or if Telerate Page 3750 is unavailable, the rate for such deposits determined by the Lender at such time based on such other published service of general application as shall be selected by the Lender for such purpose. The determination of LIBOR by the Lender shall be conclusive in the absence of manifest error. "Telerate Page 3750" means the display designated as such on Teleratesystem Incorporated (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits.

            "LIBOR Advance" means the Term Loan or any portion thereof at such time as it bears interest at the LIBOR Basis.

            "LIBOR Base Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%, if available on Telerate and 1/100 of 1% if not so available) determined pursuant to the following formula:

                              LIBOR
                        Base Rate =               LIBOR
                                                  1.00 -
                                            Eurodollar Reserve
                                            Percentage


            "LIBOR Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate and (b) (i) during the Initial Term the sum of the LIBOR Base Rate plus 3.00%; (ii) during the First Extension Period the sum of the LIBOR Base Rate plus 3.50%; or (iii) during the Second Extension Period the sum of the LIBOR Base Rate plus 4.25%.

            "LIBOR Lending Office" means, with respect to the Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its Affiliates hereafter designated by notice to the Borrower.

            "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not vested or perfected.

            "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

            "Loan Documents" means this Agreement, the Term Note, the Pledge Agreement, the Security Agreement, any other Collateral Document, the Subsidiary Guaranty, any Hedge Agreements entered into with the Lender and any other document or agreement executed or delivered from time to time by the Borrower, any Guarantor or any other Subsidiary or Affiliate of the Borrower or any other Person in connection herewith or as security for the Obligations.

            "Material Adverse Effect" means any act or circumstance or event that (a) could reasonably be expected to be material and adverse to the business condition (financial or otherwise), operations, properties, business prospects or ability to repay the Obligations in accordance with the terms of the Loan Documents of the Borrower and its Subsidiaries and Affiliates taken as a whole, or (b) in any manner whatsoever does or could reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Document.

            "Maturity Date" means (a) initially August 17, 2000 and (b) if any extension option is exercised, the related dates set forth in Section 2.8; or the earlier date of termination in whole of the Commitment pursuant to
      Section 8.2 hereof.

            "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions within the past five (5) years.

            "Necessary Authorization" means any license, permit, consent, approval or authorization from, or any filing or registration with, any Tribunal necessary or appropriate to enable the Borrower or any Subsidiary or Affiliate of the Borrower to maintain and operate its business and properties or to execute, deliver and perform the Loan Documents.

            "Net A&D Loans Receivable Proceeds" means, for any period of determination for the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, to the extent not already included in EBITDA for such period, the amount by which (a) the sum, without duplication, of (i) Net Cash Proceeds from sales of A&D Loans Receivable plus (ii) total proceeds received from loans to the Borrower and its consolidated Subsidiaries that are secured by A&D Loans Receivable minus total repayments made of such loans exceeds (b) net advances made under A&D Loans Receivable.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by any Person (including Capital Stock), the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, lease, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to the asset that is the subject thereof: (a) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, in each case, to the extent paid or payable by such Person; (b) filing, recording or registration fees or charges or similar fees or charges paid by such Person; (c) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition; and (d) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the asset in question and that is required to be repaid under the terms thereof as a result of such asset sale.

            "Net Exposure Under Securitization" means, for any date of calculation, the sum of (a) any and all obligations and liabilities of the Borrower or any Subsidiary or Affiliate of the Borrower under, or in connection with, any Securitization, as of such date of calculation, to the extent that same constitute recourse liabilities of the Borrower or of such Subsidiary or Affiliate and (b) the fair market value of any and all property of the Borrower or of any Subsidiary or Affiliate of the Borrower that is pledged or encumbered, or as to which the interest(s) of the Borrower or any such Subsidiary or Affiliate are subordinated or otherwise impaired, as security for or as a credit enhancement or otherwise in connection with, any Securitization.

            "Net Income" means, with respect to any Person for any period, the net income (loss) (including any net income from the sale or Securitization of any Notes Receivable) of such Person, after provisions for taxes and extraordinary items, determined in accordance with GAAP.

             "Net Notes Receivable Proceeds" means, for any period of determination for the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, to the extent not already included in EBITDA for such period, the amount by which (a) the sum, without duplication, of (i) Net Cash Proceeds from sales of Notes Receivable and
      (ii) total proceeds received from loans to the Borrower and its consolidated Subsidiaries that are secured either (A) by Notes Receivable owned by the Borrower and its consolidated Subsidiaries minus total repayments made of such loans or (B) by Notes Receivable Loans, exceeds
      (b) the sum, without duplication, of (i) payments made by the Borrower and its consolidated Subsidiaries to purchase Notes Receivable and (ii) net advances made under Notes Receivable Loans.

            "Net Worth" means, as of any date of calculation, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, the consolidated total stockholders' equity of the Borrower and its Subsidiaries.

            "New Material Affiliate" means any Affiliate of the Borrower formed or acquired by the Borrower at any time subsequent to the Agreement Date, having equity in excess of $2,500,000, including, without limitation, Great Smokies, but not including any Affiliate that is a special-purpose bankruptcy remote corporation formed exclusively to operate as a conduit in Securitizations.

            "New Material Subsidiary" means any Subsidiary of the Borrower formed or acquired by the Borrower at any time subsequent to the Agreement Date, having equity in excess of $2,500,000, including, without limitation, Great Smokies, but not including any Subsidiary that is a special-purpose bankruptcy remote corporation formed exclusively to operate as a conduit in Securitizations .

            "Newco I" means Peppertree Acquisition Corp., a Delaware corporation and a
             -------
      wholly-owned subsidiary of the Borrower.

            "Newco II" means Peppertree Acquisition II Corp., a Delaware corporation and
             --------
      a wholly-owned subsidiary of the Borrower.

            "Note Receivable" means the interest of the Borrower or a Subsidiary or Affiliate of the Borrower in a promissory note, or other written agreement arising out of the sale and purchase of a Time-Share Interest and containing a legally binding obligation on the part of a Purchaser to pay a sum certain, executed and delivered by a Purchaser and as to which there exist no unsatisfied conditions precedent to the validity and enforceability thereof under the terms of the applicable Purchase Documents, at law or otherwise.

            "Notes Receivable Loans" means loans made by the Borrower or any of its consolidated Subsidiaries to borrowers that are not Affiliates of the Borrower and that are secured by the borrower's interest in promissory notes or other written agreements evidencing indebtedness arising out of the sale and purchase of the right to utilize residential units in time-share residential real estate projects.

            "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent) of the Borrower or any other Obligor to the Lender under any of the Loan Documents and (b) all obligations of the Borrower or any other Obligor for losses, damages, expenses or any other liabilities of any kind that the Lender may suffer by reason of a breach by the Borrower or any other Obligor of any obligation, covenant or undertaking with respect to any Loan Document payable by the Borrower or any other Obligor under any Loan Document.

            "Obligor" means the Borrower and each Guarantor.

            "Offering" means any transaction to raise capital through the private placement or public issuance of debt or equity securities of the Borrower or any of its Subsidiaries or Affiliates.

            "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP, of the Borrower and/or any of its Subsidiaries and Affiliates.

            "Payment Date" means the first Business Day of each calendar month.

            "Partnership Interests" means all the general and limited partnership interests in Great Smokies.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Peppertree" means Peppertree Resorts, Ltd., a North Carolina corporation.
             ----------

            "Peppertree Acquisition" has the meaning specified in the Preliminary Statements hereto.

            "Peppertree Entities" means Peppertree, Great Smokies (in the event of the Great Smokies Drawing), PRVI and each other Subsidiary of Peppertree, collectively.

            "Peppertree Interests" means the Pledged Stock and the Partnership Interests.
             --------------------

            "Person" means an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Permitted Equity Offering" means one private placement of equity securities of the Borrower or any of its Subsidiaries or Affiliates effected during the first six months following the Agreement Date.

            "Permitted Liens" means, as applied to any Person:

            Any Lien in favor of the Lender;

            (i) Liens on real estate for ad valorem taxes not yet delinquent, and (ii) Liens for taxes, assessments, governmental charges, levies, homeowners' association dues or other claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with Section 5.6 hereof and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

            Liens of carriers, landlords, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if adequate reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

            Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person;

            Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured (subject to customary deductibles) and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Lender;

            Any Liens which secure Indebtedness that is permitted by Section 7.1 hereof;
                                                                     -----------

            Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Borrower or any of its Subsidiaries or Affiliates is a lessee;

            Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

            Any Lien in favor of the Lender to secure any obligations owed to the Lender in respect of any Hedge Agreement; and

            Liens incurred or deposits made to secure the performance of bids, trade contracts (other than for Indebtedness) statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

            "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan) pursuant to which any employees of the Borrower or any member of its Controlled Group participate.

            "Pledge Agreement" means, the Pledge Agreement, dated as of the date hereof, substantially in the form of Exhibit F hereto, made by the Borrower, Peppertree and Newco II for the benefit of the Lender.

            "Pledged Stock" means all of the issued and outstanding shares of Capital Stock of Newco II, Peppertree, Great Smokies (in the event of the Great Smokies Drawing), PRVI and each of their respective Subsidiaries.

            "Pretax Net Income" means net profit (or loss) before taxes of the Borrower and the Subsidiaries and Affiliates of the Borrower, on a consolidated basis, determined in accordance with GAAP.

            "PRVI" means Peppertree Resorts Villas, Inc., a North Carolina corporation.
             ----

            "Projects" means time-share residential real estate projects in which the Borrower or any of its Subsidiaries or Affiliates sells Time-Share Interests.

            "Purchase Documents" means any purchase agreement, lease and related sale and escrow documents executed and delivered by a Purchaser to the Borrower or any of its Subsidiaries or Affiliates with respect to the purchase of a Time-Share Interest.

            "Purchase Price" means an amount not to exceed $31,000,000 payable to Kinser in cash and stock pursuant to the Acquisition Agreement, of which no more than $17,000,000 shall be payable in cash.

            "Purchaser" means a Person who purchases a Time-Share Interest in a Project from the Borrower or any of its Subsidiaries or Affiliates or any other obligor in respect of the Note Receivable executed in connection therewith.

            "Reference Rate" means, for any day, a per annum interest rate equal to the sum of (a)(i) 0.50%, (ii) 1.00% or (iii) 1.75% during the Initial Term, the First Extension Period or the Second Extension Period, respectively, plus (b) the prime rate of the Lender, which rate is the floating rate of interest most recently announced by the Lender at its principal office in Charlotte, North Carolina as its "prime rate", provided that any change in the prime rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Reference Rate Advance" means any the Term Loan or any portion thereof at such time as it bears interest at the Reference Rate.

            "Related Person" means (a) any Affiliate of the Borrower, (b) any individual or entity who directly or indirectly holds 10% or more of any class of Capital Stock of the Borrower, (c) any relative of such individual by blood, marriage or adoption not more remote than first cousin and (d) any officer or director of the Borrower.

            "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

            "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA.

            "Rights" means rights, remedies, powers and privileges.

            "Second Extension Period" shall have the meaning assigned thereto in
      Section 2.8(b).

            "Security Agreement" means a Security Agreement, substantially in the form of Exhibit E hereto, made by the Borrower and each Guarantor for the benefit of the Lender.

            "Securitization" means a sale or hypothecation of Notes Receivable or A&D Loans Receivable by the Borrower or any Subsidiary or Affiliate of the Borrower.

            "Securitization Subsidiary" means any Subsidiary of the Borrower which is organized for the sole purpose of facilitating a Securitization and which performs no business and has no other assets outside of those necessary to consummate a Securitization.

            "Solvent" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

            "Special Counsel" means the law firm of Dechert Price & Rhoads, or such other legal counsel as the Lender may select.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate or other Person of which (or in which) more than 50% of:

            the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), the interest in the capital or profits of such partnership or joint venture,

            the beneficial interest of such trust or estate, or

            the equity interest of such other Person,

            is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries; provided, however, that (i) no Person shall be deemed to be a Subsidiary of the Borrower solely by virtue of the fact that certain shares of the stock of such Person have been pledged to the Borrower and (ii) the Securitization Subsidiary shall not be deemed to be a Subsidiary for purposes of this Agreement.

            "Subsidiary Guaranty" means a guaranty, substantially in the form of Exhibit C hereto, executed and delivered by each Guarantor for the benefit of the Lender.

            "Taxes" has the meaning specified in Section 2.14 hereof.

            "Term Loan" has the meaning specified in Section 2.1 hereof.

            "Term Note" means a promissory note, substantially in the form of Exhibit A hereto evidencing the obligation of the Borrower to repay the Term Loan (together with any extensions, renewals or amendments thereof or thereto, and any substitutions therefor).

            "Time-Share Interest" means the property, rights and interests acquired by a Purchaser which entitles such Purchaser either (a) to utilize a specific Unit, or a type or class of Unit, for a specified period of time on a recurring basis or (b) in the case of a "points-based" system, to utilize a variety of different Units and different periods of time on a non-recurring basis.

            "Total Capital" means, as of any date of determination, the sum of
      (a) Total Debt plus (b) Net Worth.

            "Total Debt" means, as of any date of determination, determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, without duplication, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) obligations in respect of letters of credit, banker's acceptances and similar instruments, (v) obligations under Hedge Agreements, (vi) Capitalized Lease Obligations, (vii) obligations in respect of payment, performance and similar bonds, (viii) Net Exposure Under Securitization and (ix) other contingent obligations.

            "Total Debt to Total Capital Ratio" means the ratio of Total Debt to Total Capital, calculated at the end of each fiscal quarter.

            "Transaction Costs" means legal, accounting, consulting and other fees and expenses actually incurred by the Borrower and its Subsidiaries and Affiliates directly related to the Transactions (including, without limitation, fees and expenses payable to Banc of America Securities LLC and to the Lender), not to exceed $2,500,000.

            "Transactions Costs Drawing" shall mean a drawing made on any date subsequent to the Agreement Date, but in no event later than January 31, 2000, the proceeds of which are used solely for Transaction Costs, the amount of which shall not exceed 60% of the Transaction Costs (excluding Transaction Costs paid with the proceeds of the initial drawing hereunder) set forth in a schedule delivered in connection with such Drawing.

            "Transaction Documents" shall mean the Acquisition Agreement and all other documents entered into or delivered in connection with the Acquisition Agreement.

            "Transactions" shall mean, collectively, the transactions to occur on or prior to the Agreement Date pursuant to the Loan Documents and the Transaction Documents, including (a) the consummation of the Peppertree Acquisition, (b) the execution and delivery of the Loan Documents and the initial borrowing hereunder and (c) the payment of all fees and expenses to be paid on or prior to the Agreement Date and owing in connection with the foregoing.

            "Transferred Assets" means the Acquired Business (as such term is defined in the Acquisition Agreement).

            "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory or public body or authority.

            "Unit" means a residential unit in a Project as shown on the recorded condominium plat therefor or other evidence thereof, as required or permitted under applicable Law.

            "United States" means the United States of America.
             -------------

                  Amendments, Etc.

                  Each definition of an agreement in this Article 1 shall include such agreement as amended, modified, supplemented or restated to date, and as amended, modified, supplemented or restated from time to time in accordance with its terms, but only with the prior written consent of the Lender as required pursuant to Section 10.11 hereof.

                  Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.



      THE TERM LOAN

                  The Term Loan.

                  Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees to make a term loan (the "Term Loan") to the Borrower in a principal amount not to exceed the Commitment which shall be available in up to four drawings, the first of which shall occur on the Agreement Date, and the remainder of which shall consist of the Transaction Costs Drawing, the Great Smokies Drawing and the Deferred Payment Drawing, provided that the Great Smokies Drawing and the Transaction Costs Drawing may be combined. Amounts paid or prepaid on the Term Loan prior to the Maturity Date may not be reborrowed. The Term Loan or any portion thereof shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to the provisions of Article 9 hereof), be made as one or more Reference Rate Advances and/or LIBOR Advances.

                  Manner of Borrowing and Disbursement.

                  In the case of Reference Rate Advances, the Borrower, through an Authorized Signatory, shall give the Lender at least one Business Day's irrevocable written notice, in substantially the form of Exhibit D hereto (a "Borrowing Request/Designation") of its intention to borrow a Reference Rate Advance hereunder. Notice shall be given to the Lender prior to 9:00 a.m., Los Angeles, California time, in order for such Business Day to count toward the minimum number of Business Days required. Such Borrowing Request/Designation shall specify the requested funding date, which shall be a Business Day, and the amount of the Reference Rate Advance to be made by the Lender.

                  In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Lender at least three Business Days' irrevocable written notice pursuant to a Borrowing Request/Designation, of its intention to borrow LIBOR Advances hereunder. Notice shall be given to the Lender prior to 9:00 a.m., Los Angeles, California time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to Article 9 hereof. For LIBOR Advances, the Borrowing Request/Designation shall specify the requested funding date, which shall be a Business Day, the amount of each proposed LIBOR Advance to be made by the Lender and the Interest Period selected by the Borrower for each such LIBOR Advance. Prior to 9:30 a.m., Los Angeles, California time, two Business Days' prior to the date of the requested LIBOR Advances, the Lender shall determine the LIBOR Basis with respect to each such requested LIBOR Advance (which determination shall be conclusive in the absence of manifest error), and the Lender shall promptly give notice of same to the Borrower by telephone (confirmed in writing), telecopier or telex.

                  Subject to Sections 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part (subject to the requirements contained herein as to the minimum amounts of LIBOR Advances) of the outstanding Reference Rate Advances to LIBOR Advances and all or any part of the outstanding LIBOR Advances to Reference Rate Advances or
      (ii) upon expiration of any Interest Period applicable to a LIBOR Advance, to continue all or any portion of such LIBOR Advance as a LIBOR Advance and the succeeding Interest Period of each such continued LIBOR Advance shall commence on the last day of the Interest Period of such LIBOR Advance to be continued; provided, however, that (A) LIBOR Advances may only be converted into Reference Rate Advances on the last day of the Interest Period applicable thereto and (B) notwithstanding anything in this Agreement to the contrary, no portion of the Term Loan may be continued as, or converted into, a LIBOR Advance when any Default or Event of Default has occurred and is continuing. At least three Business Days prior to a proposed conversion/continuation date, the Borrower, through an Authorized Signatory, shall give the Lender irrevocable written notice stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Term Loan to be converted/continued,
      (iii) in the case of a conversion to, or a continuation of, a LIBOR Advance, the requested Interest Period, and (iv) in the case of a conversion of a Reference Rate Advance to a LIBOR Advance or continuation of a LIBOR Advance, stating that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give any notice in accordance with this Section 2.2(c), the Borrower shall be deemed irrevocably to have requested that such LIBOR Advance be converted to a Reference Rate Advance in the same principal amount. Notice shall be given to the Lender prior to 9:00 a.m., Los Angeles, California time, in order for such Business Day to count toward the minimum number of Business Days required. Prior to 9:30 a.m., Los Angeles, California time, two Business Days' prior to the date of the requested conversion/continuation of a LIBOR Advance, the Lender shall determine the LIBOR Basis with respect to such requested conversion/continuation of such LIBOR Advance (which determination shall be conclusive in the absence of manifest error), and the Lender shall promptly give notice of same to the Borrower by telephone (confirmed in writing), telecopier or telex.

                  Each drawing under the Term Loan, if such drawing is to be made as a Reference Rate Advance, shall be in a principal amount of at least $250,000 and integral multiples of $100,000 in excess of that amount, unless the remaining amount of the Commitment is less than such minimums. Each drawing under the Term Loan, if such drawing is to be made as one or more LIBOR Advances, shall be in a principal amount of at least $1,000,000 and integral multiples of $100,000 in excess of that amount, unless the remaining amount of the Commitment is less than such minimums. No more than three different Interest Periods for LIBOR Advances shall be outstanding at any one time. The limits sets forth in this clause shall also govern conversions and continuations.

                  The Lender shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts of the Term Loan by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Lender.

                  Interest.

                  On Reference Rate Advances.
                  --------------------------

                  The Borrower shall pay interest on the unpaid principal amount of the Reference Rate Advances outstanding from time to time, until such Reference Rate Advances are due (whether at the Maturity Date, by reason of acceleration or otherwise) and repaid at a simple interest rate per annum equal to the Reference Rate for the Reference Rate Advances as in effect from time to time. If at any time the Reference Rate would exceed the Highest Lawful Rate, interest payable on the Reference Rate Advances shall be limited to the Highest Lawful Rate, but the Reference Rate shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Reference Rate Advances equals the amount of interest that would have accrued if the Reference Rate had been in effect at all times.

                  Interest on the Reference Rate Advances shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable monthly in arrears on each Payment Date and on the Maturity Date.

                  On LIBOR Advances.
                  -----------------

                  The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such LIBOR Advance. The Lender, whose determination shall be controlling in the absence of manifest error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower of such LIBOR Basis.

                  Subject to Section 10.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on each Payment Date and on the Maturity Date.

                  Interest After an Event of Default. After an Event of Default and during any continuance thereof, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver of such Event of Default, or (ii) payment in full of the Obligations. The Lender shall not be required to accelerate the maturity of the Term Note, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate.

                  Interest After an Offering. In the event during the Initial Term, the Borrower or any of its Subsidiaries or Affiliates engages in any Offering other than the Permitted Equity Offering, and the Net Cash Proceeds resulting from such Offering are insufficient to repay the outstanding Term Note in full, the Term Loan shall bear interest at a rate per annum equal to the rates applicable during the Second Extension Period.

                  Fees. The Borrower agrees to pay to the Lender, on the Agreement Date (a) a commitment fee equal to 0.75% of the full amount of the Commitment whether or not drawn, (b) a funding fee equal to 0.75% of $17,400,000, and (c) the fees set forth in a fee letter dated as of the date hereof between the Borrower and the Lender. The Borrower agrees to pay a funding fee equal to 0.75% of $3,300,000 on the date on which the Great Smokies Drawing occurs.

                  Prepayments.

                  Voluntary Prepayments. Subject to Section 2.4, upon three Business Days' prior written notice by an Authorized Signatory to the Lender, the Borrower may prepay the Term Loan in whole or in part, but only so long as the Borrower concurrently reimburses the Lender in accordance with Section 2.4(c) and 2.9 hereof. Any notice of prepayment shall be irrevocable.

                  Mandatory Prepayments.
                  ---------------------

                  On or before the effective date of any merger, consolidation or sale of all or substantially all of the Borrower's assets or any acquisition of the Borrower by any other means, the Borrower shall prepay the Term Note in full.

                  On the date of any (A) Asset Sale the Net Cash Proceeds of which exceed $250,000 (provided that the aggregate amount excluded shall not exceed $1,000,000) or (B) Offering, the Borrower shall prepay the Term
      Note in an amount equal to the Net Cash Proceeds of (A) or (B) above. The Borrower shall first prepay all Reference Rate Advances and shall thereafter prepay LIBOR Advances.

                  On the earlier of (A) September 30, 2000 and provided the First Extension Period shall have been exercised pursuant to Section 2.8 hereof, and (B) the last day of the calendar month in which an Offering is effected (other than the Permitted Equity Offering), if Net Cash Proceeds of such Offering are less than the amount needed to prepay the Term Note in full, the Borrower shall, on each Payment Date thereafter, apply an amount equal to 80% of Excess Cash Flow for the preceding calendar month to the prepayment of the Term Note, provided, however, in the event the Borrower has prepaid the Net Cash Proceeds of any Asset Sale pursuant to
      Section 2.5(b)(ii) above, such Net Cash Proceeds shall be excluded from the definition of Excess Cash Flow.

                  Payments, Generally. Any prepayment of any LIBOR Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Reference Rate Advance shall be in a principal amount which is at least $250,000 and integral multiples of $100,000 in excess thereof (unless constituting a payment of all outstanding Reference Rate Advances). Any voluntary partial payment of a LIBOR Advance shall be in a principal amount which is at least $1,000,000 and integral multiples of $100,000 in excess thereof (unless constituting a payment of all outstanding LIBOR Advances). The Borrower shall reimburse the Lender in connection with any such payment in accordance with Section
      2.9 hereof to the extent applicable.

                  [Reserved]

                  [Reserved]

                  Payment of Principal of Term Note/Extensions.

                  To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Term Note, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date, unless at least 30 days (but no more than 60 days) prior to such date, the Borrower shall have delivered to the Lender:

                  a written notice stating that the Borrower desires to extend the Maturity Date until February 17, 2001, and certifying to the effect that no Default or Event of Default exists under any of the Loan Documents, and payment of the Extension Fee on the date notice is given, in which case the Term Note shall, subject to written notice that such certification is true and correct on the current Maturity Date, and unless further extended, mature on February 17, 2001 (the "First Extension Period").

                  If the Maturity Date of the Term Note shall have been extended for the First Extension Period, pursuant to Section 2.8(a) hereof, the unpaid principal balance of the Term Note shall mature on such date, unless 30 days (but no more than 60 days) prior to such date, the Borrower shall have delivered to the Lender:

                  a written notice stating that the Borrower desires to extend the Maturity Date of the Term Note until May 17, 2001, and certifying to the effect that no Default or Event of Default exists under any of the Loan Documents, and payment of the Extension Fee on the date notice is given, in which case the Term Note shall, subject to written notice that such certification is true and correct on the current Maturity Date, mature on May 17, 2001 (the "Second Extension Period").

                  Reimbursement. Whenever the Lender shall sustain or incur any amount of Interest Differential, related charges imposed by one department of the Lender on another department of the Lender ("intra-Lender charges") or reasonable out-of-pocket expenses actually incurred in connection with
      (a) failure by the Borrower to borrow (including any failure to continue or convert into) any LIBOR Advance after having given notice of its intention to borrow (or to continue or convert) in accordance with Section
      2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof) or (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to Section 9.3(b) hereof) on other than the last day of an Interest Period applicable to such LIBOR Advance, the Borrower agrees to pay to the Lender, within five Business Days after demand by the Lender, an amount sufficient to compensate the Lender for all such Interest Differential and out-of-pocket expenses, subject to Section 10.9 hereof. Such expenses shall include, without limiting the generality of the foregoing, intra-Lender charges and reasonable out-of-pocket expenses incurred by the Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. A certificate as to any amounts payable to the Lender under this Section 2.9 submitted to the Borrower by the Lender shall be conclusive absent manifest or demonstrable error.

                  Manner of Payment.

                  Each payment (including prepayments) by the Borrower of the principal of or interest on the Term Note, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 1:00 p.m., Los Angeles, California time, on the date specified for payment under this Agreement to the Lender at the Lender's office, in lawful money of the United States of America and in immediately available funds.

                  If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                  The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction, set-off or counterclaim.

                  If some but less than all amounts due from the Borrower are received by the Lender, the Lender shall apply such amounts in the following order of priority: (i) to the payment of all fees and expenses of the Lender then due and payable; (ii) to the payment of interest then due and payable on the Term Note; (iii) to the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Term Note.

                  LIBOR Lending Offices. The Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1 attached hereto. The Lender shall have the right at any time and from time to time to designate a different office of the Lender or of any Affiliate of the Lender as the Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office.

                  [Reserved]

                  [Reserved]

                  Taxes.

                  Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, (i) taxes imposed on, based upon or measured by its overall net income and franchise taxes, doing business taxes or minimum taxes imposed on it, (A) by the jurisdiction under the laws of which the Lender is organized or in which it has its applicable lending office or any political subdivision thereof; or (B) by any other jurisdiction, or any political subdivision thereof, other than those imposed solely by reason of (1) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (2) the activities of the Borrower in such jurisdiction or (3) the activities in connection with the transactions contemplated by this Agreement of the Lender and (ii) any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by the Lender of all or any portion of its interest in this Agreement, the Term Note or any other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Lender (x) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional sums payable under this Section 2.14 the Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount of Taxes deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

                  In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than Taxes described in clause (ii) of the first sentence of Section 2.14(a) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  The Borrower will indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by the Lender and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence or willful misconduct on the part of the Lender, provided, however, that the Borrower shall have no obligation to indemnify the Lender unless and until the Lender shall have delivered to the Borrower a certificate certifying that such Taxes or Other Taxes (and/or penalties, additions to tax, interest and reasonable expenses) were actually incurred by the Lender, which certificate shall be conclusive absent manifest or demonstrable error. Nothing in this Section 2.14 shall provide the Borrower or any Subsidiary or Affiliate of the Borrower the right to inspect the records, files or books of Lender. This indemnification shall be made upon written demand therefor by the Lender.

                  As soon as practicable after the date of any payment of Taxes, the Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. For purposes of this Section 2.14 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

                  [Reserved]

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder.



      CONDITIONS PRECEDENT

                  Conditions Precedent to the Term Loan. The obligation of the Lender to permit the initial drawing of the Term Loan is subject to (i) receipt by the Lender of the following items which are to be delivered, in form and substance satisfactory to the Lender and (ii) satisfaction of the following conditions which are to be satisfied:

                  A loan certificate of each Obligor certifying as to the accuracy of its representations and warranties in the Loan Documents with respect to such Obligor, and including a certificate of incumbency with respect to each authorized signatory, and including (i) a copy of the articles or certificate of incorporation or similar organizational documents of such Obligor, certified to be true, complete and correct by the secretary of state of its state of organization, (ii) a copy of the Bylaws or similar governance documents of such Obligor, certified to be true, complete and correct, (iii) a copy of a certificate of good standing and a certificate of existence for its state of organization and each state in which the nature of its business requires it to be qualified and
      (iv) a copy of the resolutions of such Obligor authorizing the transactions set forth in the Loan Documents;

                  a duly executed Term Note payable to the order of the Lender;

                  (i) opinions of counsel to each Obligor addressed to the Lender in the form of Exhibit G hereto and (ii) reliance letters addressed to the Lender from all counsel giving opinions related to the Transactions.

                  payment of the Special Counsel's fees and expenses rendered through the date hereof, to the extent invoiced;

                  any fees or expenses required to be paid on or before the Agreement
      Date pursuant to Section 2.4 hereof;
                       -----------

                  a duly executed Commitment Letter;

                  certified copies of requests for information (Form UCC-11) (or a similar search reports certified by parties acceptable to the Lender) dated a date reasonably near the date of the initial drawing of the Term Loan listing all effective financing statements which name the Borrower or a Subsidiary or Affiliate of the Borrower (under its present name and any previous names) as debtor together with copies of such financing statements;

                  [Reserved.]

                  acknowledgment copies of proper financing statements (Form UCC-1) naming the Borrower or its Subsidiaries or Affiliates, as applicable, as debtor in favor of the Lender, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Lender desirable under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law to perfect the Lender's security interest in all Collateral.

                  the Subsidiary Guaranty, duly executed by each Guarantor set forth on
      Schedule 10 hereto;

                  [Reserved]

                  a Pledge Agreement duly executed by the Borrower, Peppertree and Newco II, pursuant to which the Borrower, Peppertree and Newco II shall pledge the Peppertree Interests and the GSHA Note to the Lender, together with:

                  stock certificates representing all of the issued and outstanding shares of Pledged Stock, together with undated stock powers endorsed in blank;

                  such other instruments and documents in respect of the Pledged Stock as the Lender may reasonably request;

                  the Security Agreement, duly executed by the Borrower and each Guarantor set forth on Schedule 10 hereto;

                  an organization chart and management chart, giving effect to the Transactions as if they had occurred.

                  the Borrower shall have delivered to the Lender a complete and correct copy of the most recent (as of the Agreement Date) projections of the consolidated net income and cash flow of (i) the Peppertree Entities (excluding Great Smokies) and (ii) the Borrower and all of its Subsidiaries and Affiliates (assuming completion of the Transactions excluding Great Smokies) for each of the two fiscal years following the Agreement Date;

                  the Borrower shall have delivered a complete and correct statement of the estimated sources and uses of all funds to be received or expended by the Borrower, Newco I and Newco II in connection with the Transactions excluding Great Smokies, including without limitation, all costs and expenses expected to be incurred in connection with the Transactions excluding Great Smokies;

                  the Borrower shall have delivered a pro forma Compliance Certificate covering the five fiscal quarters from December 31, 1999 to December 31, 2000, giving effect to the Transactions as if they had occurred; and

                  the Borrower shall have delivered to the Lender a complete and correct copy of the most recent projections of the consolidated net income and cash flow of (i) the Peppertree Entities and (ii) the Borrower and all of its Subsidiaries and Affiliates (in each case after giving effect to the Great Smokies Acquisition) for each of the two fiscal years following the Agreement Date;

                  the Borrower shall have delivered a complete and correct statement of the estimated sources and uses of all funds to be received or expended by the Borrower and Newco II in connection with the Great Smokies Acquisition, including without limitation, all costs and expenses expected to be incurred in connection with the Great Smokies Acquisition;

                  the Borrower shall have delivered a pro forma Compliance Certificate covering the five fiscal quarters from December 31, 1999 to December 31, 2000, giving effect to the Great Smokies Acquisition; and

                  the Lender shall have received copies of each of the Transaction Documents, all of the terms, conditions provisions of which shall be reasonably satisfactory in form and substance to the Lender; no term, condition or provision thereof shall have been amended, modified or waived without the prior written consent of the Lender; the Transactions shall have been consummated or shall be consummated simultaneously with the making of the Term Loan, in each case in all material respects in accordance with the terms hereof, the terms of the Transaction Documents and applicable law (and without the waiver of any such terms not approved by the Lender); the Lender shall have received such certificates and other evidence with respect to the foregoing as it shall reasonably request and all of the representations and warranties set forth in the Loan Documents would be, immediately after giving effect to the Transactions, true and correct in all material respects.

                  all of the representations and warranties set forth in the Loan Documents shall be complete and correct in all material respects after giving effect to the Transactions.

                  there shall be no litigation or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the Borrower, Newco I or Newco II to fully and timely perform its obligations under the Transaction Documents, or the ability of the parties to consummate the Transactions.

                  all requisite governmental authorities and third parties shall have approved or consented to the Transactions to the extent any such approvals or consents are required and the other transactions contemplated hereby and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transaction contemplated hereby.

                  Conditions Precedent to All Drawings of the Term Loan, Conversions and Continuations. The obligation of the Lender to permit any drawing (including the initial drawing) of the Term Loan hereunder, to convert any existing Reference Rate Advance into a LIBOR Advance or to continue any existing LIBOR Advance is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such drawing, conversion or continuation:

                  All of the representations and warranties of each Obligor under the Loan Documents shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Term Loan;

                  The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in each Obligor's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Lender. The Lender may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated or before the date of such drawing, conversion, or continuation, is received by the Lender from the Borrower prior to the making of such drawing, conversion or continuation;

                  There shall not exist a Default or Event of Default hereunder that has not been waived or cured to the satisfaction of the Lender;

                  No order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any such drawing, conversion or continuation;

                  The Borrower shall have delivered to the Lender a schedule identifying the application of the proceeds of each drawing of the Term Loan;

                  In form and substance reasonably satisfactory to the Lender and Special Counsel, such other documents, instruments, certificates and as the Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation, evidence of the status, organization or authority of the Borrower or any Subsidiary or Affiliate of the Borrower, and the enforceability of the Obligations and the perfection of the Lender's security interest in the Collateral;

                  the Borrower shall have delivered to the Lender a Borrowing Request/Designation with respect to each drawing of the Term Loan; and

                  All legal matters incident to this Agreement, the Term Loan and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lender.

            The acceptance of the benefits of each drawing of the Term Loan or conversion or continuation with respect to a LIBOR Advance shall constitute a representation and warranty by the Borrower that no Default or Event of Default shall have occurred and be continuing or would result from such drawing, conversion or continuation.

                  Conditions Precedent to the Great Smokies Drawing. The obligation of the Lender to permit the Great Smokies Drawing is subject to
      (i) receipt by the Lender of the following items which are to be delivered, in form and substance satisfactory to the Lender and (ii) satisfaction of the following conditions:

                  a Pledge Agreement duly executed by the Borrower and Newco II, pursuant to which the Borrower and Newco II shall pledge the Partnership Interests to the Lender, together with:

                  certificates representing all of the Partnership Interests, together with undated powers endorsed in blank; and
                  such other instruments and documents in respect of the
      Partnership Interests as the Lender may reasonably request.

                  no term, condition or provision of the Transaction Documents shall have been amended, modified or waived without the prior written consent of the Lender; the Great Smokies Acquisition shall have been consummated or shall be consummated simultaneously with the making of the Great Smokies Drawing, in each case in all material respects in accordance with the terms hereof, the terms of the Transaction Documents and applicable law (and without the waiver of any such terms not approved by the Lender); the Lender shall have received such certificates and other evidence with respect to the foregoing as it shall reasonably request and all of the representations and warranties set forth in the Loan Documents would be, immediately after giving effect to the Great Smokies Acquisition, true and correct in all material respects.

                  there shall be no litigation or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Borrower or Newco II to fully and timely perform its obligations under the Transaction Documents, or the ability of the parties to consummate the Great Smokies Acquisition.

                  all requisite governmental authorities and third parties shall have approved or consented to the Great Smokies Acquisition to the extent any such approvals or consents are required and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Great Smokies Acquisition or the transactions contemplated hereby.

                  Conditions Precedent to the Deferred Payment Drawing. The obligation of the Lender to permit the Deferred Payment Drawing is subject to (i) receipt by the Lender of the following items which are to be delivered, in form and substance satisfactory to the Lender and (ii) satisfaction of the following conditions:

                  no term, condition or provision of the Transaction Documents shall have been amended, modified or waived without the prior written consent of the Lender; the Deferred Payment shall be consummated simultaneously with the making of the Deferred Payment Drawing, in each case in all material respects in accordance with the terms hereof, the terms of the Transaction Documents and applicable law (and without the waiver of any such terms not approved by the Lender); the Lender shall have received such certificates and other evidence with respect to the foregoing as it shall reasonably request and all of the representations and warranties set forth in the Loan Documents would be, immediately after giving effect to the Deferred Payment, true and correct in all material respects.

                  there shall be no litigation or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Borrower or Newco II to fully and timely perform its obligations under the Transaction Documents.





      Representations and Warranties

                  Representations and Warranties. Each of the Borrower, Newco I and Newco II hereby represents and warrants to the Lender as follows (it being understood that such representations and warranties are made as if the Transactions had been consummated but, as to the Peppertree Entities, are made to the best of the knowledge of the Borrower, Newco I and Newco
      II):

                  Organization; Power; Qualification. The respective jurisdiction of organization or incorporation and percentage ownership by the Borrower of the Subsidiaries and Affiliates listed on Schedule 4 are true and correct as of the Agreement Date and immediately after giving effect to the Transactions. Schedule 4 is a complete and accurate listing as of the Agreement Date, showing with respect to the Borrower and each Subsidiary and Affiliate of the Borrower (a) its mailing address, which is its principal place of business, (b) the classes of its Capital Stock and the number and amount of its Capital Stock authorized and outstanding and
      (c) each record and beneficial owner of 5% or more of the outstanding Capital Stock of each Subsidiary and Affiliate. All of the outstanding Capital Stock of the Borrower and each Subsidiary and Affiliate of the Borrower is validly issued, fully paid and non-assessable. Each of the Borrower and its Subsidiaries and Affiliates is a corporation or other legal Person duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Each of the Borrower and its Subsidiaries and Affiliates has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries and Affiliates is authorized to do business, duly qualified and in good standing as set forth in Schedule 7 and no qualification or authorization is necessary in any other jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

                  Authorization. The Borrower has legal power and has taken all necessary legal action to authorize it to borrow hereunder. Each of the Borrower and its Subsidiaries and Affiliates has legal power and has taken all necessary legal action to execute, deliver and perform the Loan Documents and the Transaction Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document and Transaction Document has been duly executed and delivered by the Borrower or the Subsidiary or Affiliate of the Borrower executing it. Each of the Loan Documents and the Transaction Documents to which the Borrower or any of its Subsidiaries or Affiliates is a party is a legal, valid and binding obligation of the Borrower or such Subsidiary or Affiliate, as applicable, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary or Affiliate of the Borrower).

                  Necessary Authorizations; Compliance with Other Loan Documents. The execution, delivery and performance by the Borrower and each of its Subsidiaries and Affiliates of the Loan Documents and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval under any indenture, agreement or other instrument, to which the Borrower or any Subsidiary or Affiliate of the Borrower is a party or by which it or its properties may be bound relating to Indebtedness for borrowed money, except for consents set forth in Schedule 2, which have been obtained (except as set forth in such Schedule 2) and copies of which shall have been delivered to the Lender, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation, by-laws or other similar organizational or governance document of the Borrower or any Subsidiary or Affiliate of the Borrower, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, the result of which could reasonably be expected to have a Material Adverse Effect, or
      (v) result in or require the creation or imposition of any Lien (other than Liens in favor of the Lender to secure the Obligations hereunder) upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary or Affiliate of the Borrower.

                  Business. The Borrower and its Subsidiaries and Affiliates are engaged primarily in the business of acquiring, developing and operating time share resorts and other time-share activities, providing financing for the purchase of Units or other interests in its time-share resorts and other leisure activities (exclusive of gaming), making acquisition and development loans to third party developers and activities directly related to the foregoing.

                  Licenses, etc. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, unless the failure to obtain or have in effect such Necessary Authorizations could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries and Affiliates are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which could reasonably be expected to impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which could reasonably be expected to have a Material Adverse Effect. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation, the effect of which could reasonably be expected to have a Material Adverse Effect.

                  Compliance with Law. The Borrower and its Subsidiaries and Affiliates are in compliance in all respects with all Applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  Title to Properties. To the best of the knowledge of the Borrower, Newco I and Newco II, the Borrower and its Subsidiaries and Affiliates have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets is subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries or Affiliates as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries or Affiliates. The Borrower and its Subsidiaries and Affiliates have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

                  Litigation. Except as reflected on Schedule 3 hereto, as of the Agreement Date there is no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries or Affiliates, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed (in excess of applicable insurance) exceeds $1,000,000.

                  Taxes. All material federal, state and other tax returns of the Borrower and its Subsidiaries and Affiliates required by law to be filed have been duly filed or extensions have been timely filed, and all material federal, state and other Taxes upon the Borrower, its Subsidiaries and Affiliates or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in accordance with Section 5.6 hereof. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries and Affiliates in respect of their Taxes are, in the reasonable judgment of the Borrower, adequate.

                  Financial Statements; Material Liabilities.
                  ------------------------------------------

                  The Borrower has heretofore delivered to the Lender (a) the audited consolidated balance sheets of (1) the Borrower and its Subsidiaries and (2) each of the Peppertree Entities as at December 31, 1998, and the related statements of earnings and changes in investment and statement of cash flows for the twelve-month period then ended, and (b) unaudited consolidated balance sheets of (1) the Borrower and its Subsidiaries and (2) each of the Peppertree Entities as at September 30, 1999, and the related statements of earnings and statement of cash flows for the nine-month period then ended. Such financial statements were prepared in conformity with GAAP (except for the absence of footnotes) and fairly present, in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the combined results of operations and cash flows for the period covered thereby.

                  The projected financial statements of the Borrower and its Subsidiaries delivered to the Lender prior to or on the Agreement Date were prepared in good faith and management of the Borrower believes them to be based on reasonable assumptions (which assumptions have been included in the most recent projections furnished to the Lender prior to the Agreement Date) and to fairly present in all material respects the projected financial condition of the Borrower and its Subsidiaries and the projected results of operations as of the dates and for the periods shown for the Borrower and its Subsidiaries, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                  The financial statements of the Borrower and its Subsidiaries delivered to the Lender (pursuant to Sections 6.3 and 6.4 hereof fairly present in all material respects their respective financial condition and their respective results of operations as of the dates and for the periods shown, all in accordance with GAAP, subject to normal year-end adjustments. The latest of such financial statements reflects all material liabilities, direct and contingent, of the Borrower and each Subsidiary of the Borrower that are required to be disclosed in accordance with GAAP. As of the date of the latest of such financial statements, there were no Guaranties, liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount that are required to be reflected but that are not reflected on such financial statements or the footnotes thereto.

                  The Borrower has heretofore delivered to the Lender its unaudited pro forma consolidated balance sheet and related statement of income as of the end of and for the fourth fiscal quarter of 1999 and each fiscal quarter in 2000, prepared as if the Transactions had occurred on such date and during such period. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Agreement Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries and Affiliates as of such dates, assuming that the Transactions had actually occurred at such dates.

                  Representations and Warranties in Transaction Documents. All representations and warranties set forth in the Transaction Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made), provided that to the extent the representations and warranties in the Transaction Documents are made by persons other than the Borrower, its Subsidiaries or Affiliates, then the representation and warranties so made by such persons shall be deemed to be true and correct in all material respects for purposes of this Section 4.1(k) unless the aggregate effect of all misrepresentations made by such other person in the Transaction Documents are such as would evidence a Material Adverse Effect.

                  No Adverse Change. Since December 31, 1998, no event or circumstance has occurred or arisen which is reasonably likely to have a Material Adverse Effect.

                  ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan subject to Title IV of ERISA other than those disclosed to the Lender in writing. Each such Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any Tribunal, the failure of which to file or to be true and correct in all material respects could reasonably be expected to result in liability of the Borrower or any member of its Controlled Group in excess of $500,000, have been duly filed. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which termination, incurrence or waiver could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan (other than any Multiemployer Plan) or its related trust of the Borrower or any member of its Controlled Group that is likely to have a Material Adverse Effect. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed by more than $500,000 the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits) asserted or instituted against the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or, to the Borrower's knowledge, any member of its Controlled Group has engaged in any non-exempt prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, as defined in Section 1.1 of this Agreement but without regard to the five-year limitation provided therein or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA in excess of $500,000 in the aggregate. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established any Plan, which is a welfare benefit plan within the meaning of Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by any Applicable Law, the result of which could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder. None of the Borrower or any member of its Controlled Group maintains, has established, or has ever participated in a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

                  Compliance with Regulations T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No more than 25% of the assets of the Borrower and its Subsidiaries or Affiliates are margin stock. None of the Borrower or its Subsidiaries or Affiliates nor any agent acting on their behalf, has taken or will knowingly take any action which would cause this Agreement or any other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

                  Authorization of Tribunals. The Borrower and its Subsidiaries and Affiliates are not required to obtain any Necessary Authorization on or prior to the Agreement Date that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any Tribunal in connection with the execution and delivery of this Agreement, any other Loan Document, or the Transaction Documents or the performance thereof, in accordance with their respective terms, including any borrowings hereunder, except for the filing of financing statements (and other similar notices) containing a description of the Collateral with certain Tribunals.

                  Absence of Default. The Borrower and its Subsidiaries and Affiliates are in compliance in all material respects with all of the provisions of their certificate of incorporation and by-laws (or similar organizational and governance documents), and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries or Affiliates under any indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or Affiliates or by which they or any of their respective properties is bound relating to Indebtedness for borrowed money, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect.

                  Governmental Regulation. Neither the Borrower nor any of its Subsidiaries or Affiliates is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940. Neither the entering into or performance by the Borrower of the Loan Documents, the Transaction Documents nor the issuance of the Term Note violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other Tribunal pursuant to any provisions of such act.

                  Environmental Matters. Except as reflected on Schedule 8, neither the Borrower nor any Subsidiary or Affiliate of the Borrower has any current actual knowledge that any substance deemed hazardous by any Applicable Environmental Law, has been installed (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or Affiliates or (ii) by Borrower or any of its Subsidiaries or Affiliates on any real property leased by the Borrower or any of its Subsidiaries or Affiliates, in either case in a manner which does not comply with Applicable Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 8, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Tribunal or to any remedial obligations under any Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Affiliates have not obtained and are not required to obtain any permits, licenses or similar authorizations other than certificates of occupancy and building permits and other authorizations that have been obtained to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property owned or leased by the Borrower or any Subsidiary or Affiliate of the Borrower by reason of any Applicable Environmental Laws, except to the extent that the failure to so obtain could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Affiliates undertook, at the time of acquisition of fee title to any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and its Subsidiaries and Affiliates have taken reasonable steps to determine, and, except as set forth on Schedule 8, the Borrower and its Subsidiaries and Affiliates have no current actual knowledge, that any hazardous substances or solid wastes have been disposed of or otherwise released (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or Affiliates or (ii) by Borrower or any of its Subsidiaries or Affiliates on or to any real property leased by Borrower or any of its Subsidiaries or Affiliates, all within the meaning of the Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. To the extent required to do so by any Applicable Environmental Laws, the Borrower and its Subsidiaries and Affiliates have disposed of all hazardous substances and solid wastes (if any), all within the meaning of the Applicable Environmental Laws, generated in their respective businesses in compliance with all Applicable Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lender hereunder) with respect to the making of the Commitment or the Term Loan hereunder. The Borrower agrees to indemnify and hold harmless the Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions payable by the Borrower.

                  Patents, Etc. The Borrower and its Subsidiaries and Affiliates have collectively obtained or applied for all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, except to the extent that the failure to so obtain or apply could not reasonably be expected to have a Material Adverse Effect. Nothing has come to the current actual knowledge of the Borrower or any of its Subsidiaries or Affiliates to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary or Affiliate of the Borrower may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary or Affiliate of the Borrower contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to have a Material Adverse Effect.

                  Disclosure. All factual information furnished by the Borrower or any of its Subsidiaries or Affiliates in writing to the Lender in connection with this Agreement, the other Loan Documents or the Transaction Documents or any transaction contemplated herein or therein is, and all other factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries or Affiliates in writing to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower or any of its Subsidiaries or Affiliates and not known to the public generally that could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lender by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

                  Solvency.  The Borrower is, and the Borrower and its Subsidiaries and
                  --------
      Affiliates on a consolidated basis are, Solvent.

                  Labor Relations. Except as provided on Schedule 9, neither the Borrower nor any Subsidiary or Affiliate of the Borrower is a party to a collective bargaining agreement or similar agreement, and the Borrower and each Subsidiary and Affiliate is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Borrower or any Subsidiary or Affiliate of the Borrower or for which the Borrower or any Subsidiary or Affiliate may be responsible other than in the ordinary course of business, except for such unpaid or unwithheld arrears which could not reasonably be expected to result in a Material Adverse Effect. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any Subsidiary or Affiliate that could reasonably be expected to have a Material Adverse Effect.

                  Consolidated Business Entity. The Borrower and its Subsidiaries and Affiliates are engaged in the business of developing, financing and operating time-share resorts and other leisure activities (exclusive of gaming). These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries and Affiliates, as required for the continued successful operation by the Borrower and its Subsidiaries and Affiliates as a whole. The Borrower and its Subsidiaries and Affiliates expect to derive benefit (and the board of directors of the Borrower and its Subsidiaries and Affiliates have determined that the Borrower and its Subsidiaries and Affiliates may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by the Lender hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and its Subsidiaries and Affiliates is dependent on the continued successful performance of the functions of the group as a whole.

                  Time-Share Interest Exchange Network. All of the Projects are members and participants, pursuant to validly executed and enforceable written agreements, in Resort Condominiums International, L.L.C. and/or Interval International. The Borrower and its Subsidiaries and Affiliates have paid all fees and other amounts due and owing under such agreements and are not otherwise in default in any material respect thereunder.

                  Time-Share Interests. The sale, offering of sale, and financing of Time-Share Interests in the Projects (i) do not constitute the sale, or the offering of sale, of securities subject to registration requirements of the Securities Act of 1933, as amended, or any state or foreign securities Law, (ii) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, do not violate any time-sharing or other Law of any state or foreign country in which sales or solicitation of Time-Share Interests occur, and (iii) except to the extent that any such violation(s), either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, do not violate any consumer credit or usury Laws of any state or foreign country in which sales or solicitation of Time-Share Interests occur. Except to the extent that any such failure(s), either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries and Affiliates have not failed to make or cause to be made any registrations or declarations with any Tribunal necessary to the ownership of the Projects or to the conduct of its business, including, without limitation, the operation of the Projects and the sale, or offering for sale, of Time-Share Interests therein. Except to the extent that any such noncompliance(s), either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries and Affiliates have, to the extent required by its activities and businesses, fully complied with all of the applicable provisions of (A) the Consumer Credit Protection Act, as amended, (B) the Federal Trade Commission Act, as amended, (C) the Federal Interstate Land Sales Full Disclosure Act, as amended, (D) any other Laws of any Tribunal otherwise applicable, and (E) all rules and regulations promulgated under any of the foregoing. Complete and correct copies of documents requested by the Lender which have been and are being used by the Borrower and its Subsidiaries in connection with the Projects and the sale or offering for sale of Time-Share Interests therein have been delivered to the Lender. The Time-Share Interests in the Projects constitute undivided interests in real property under the Laws of the jurisdictions in which the applicable Units are located.

                  Common Areas. To the extent that the Borrower or any of its Subsidiaries or Affiliates are legally obligated to construct same, the common areas and amenities appurtenant to sold Time-Share Interests, and the streets and other off-site improvements contained within the Projects have been completed or a bond insuring the completion thereof has been obtained and such interests in such common areas are free and clear of all Liens except Permitted Liens.

                  Reserved.

                  Year 2000 Compliance. Each of the Borrower and each Subsidiary and Affiliate of the Borrower has conducted a comprehensive review and assessment of its computer applications and made inquiry of its key supplier, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, it does not believe the year 2000 problem will result in a material adverse change in its business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

                  Reserved.

                  Assumed Indebtedness.  Except as set forth on Schedule 11, no
                  --------------------
      Indebtedness was assumed in connection with the Transactions.

                  Projections. The projections delivered to the Lender pursuant to Sections 3.1 and 4.1(j) hereof have been prepared by management of the Borrower on the basis of assumptions acceptable to Lender, which such management reasonably believes are fair and reasonable in light of the historical financial performance of the Peppertree Entities and of current and reasonably foreseeable business conditions.

                  Indebtedness. Schedule 6 sets forth a complete and correct list and brief description as of the Agreement Date of all Indebtedness for borrowed money of the Borrower, and its Subsidiaries and Affiliates and all Liens securing such Indebtedness (excluding any Indebtedness evidenced by the Term Note and any Liens created by any Collateral Document) existing on the Agreement Date after giving effect to the Transactions.

                  No Default. On the Agreement Date after giving effect to the Transactions, (A) to the knowledge of the Borrower, no Default or Event of Default has occurred and is continuing, and (B) no Default or Event of Default has occurred and is continuing under the terms of any of the documents pursuant to or in connection with which any Indebtedness of the Borrower, or any of its Subsidiaries or Affiliates was incurred.

                  Material Contracts. Schedule 12 contains a list of all contracts (other than (A) contracts for Indebtedness for borrowed money and (B) labor contracts which are set forth in Schedule 9) which would require over the full term thereof payments by or to the Borrower or any of its Subsidiaries or Affiliates of more than $2,000,000 or is otherwise material to the business of the Borrower, its Subsidiaries or Affiliates ("Material Contracts") to which the Borrower or any of its Subsidiaries or Affiliates is a party as of the Agreement Date after giving effect to the Transactions contemplated to occur on the Agreement Date. As of the Agreement Date, each of the Material Contracts on Schedule 12 is in full force and effect. None of the Borrower and any of its Subsidiaries or Affiliates is in material breach or violation of any of the terms, conditions or provisions thereof. None of the Borrower and any of its Subsidiaries or Affiliates has transferred or subordinated any of its rights or interests in any of the Material Contracts, and such rights and interests are subject to no Liens except Permitted Liens. None of the Borrower and any of its Subsidiaries or Affiliates is subject to any restriction contained in its charter or by-laws which is reasonably likely to have a Material Adverse Effect.

                  Insurance. Except as set forth in Schedule 13, (i) all insurance policies to which the Borrower or any Subsidiary or Affiliate of the Borrower is a party or that provide coverage to any director or officer of the Borrower or any Subsidiary or Affiliate of the Borrower or to any Transferred Asset (A) are valid, outstanding, and enforceable, (B) are issued by an insurer that is financially sound and reputable, (C) taken together provide adequate insurance for the properties, assets and business of the Borrower and its Subsidiaries and Affiliates and the Transferred Assets for all risks normally insured against by a Person carrying on the same or similar business or businesses, (D) comply with the insurance requirements of all laws and contracts to which the Borrower or any of its Subsidiaries or Affiliates is a party or by which it is bound, except where such failures to so comply would not, in the aggregate, have a Material Adverse Effect, and (E) do not provide for any retrospective premium adjustment or other experience-based liability on the part of any of the Borrower or any of its Subsidiaries or Affiliates;
      (ii) neither the Borrower nor any of its Subsidiaries or Affiliates has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder, except where such refusals, failures to renew or cancellations would not, in the aggregate, have a Material Adverse Effect; (iii) each of the Borrower and its Subsidiaries and Affiliates has paid all premiums due with respect to all periods up to and including the date hereof and has otherwise performed all of its obligations under each policy to which it is a party or that provides coverage to the Borrower or any Subsidiary or Affiliate of the Borrower or any officers or directors thereof, except where the failure to do so would not have a Material Adverse Effect; and (iv) each of the Borrower and each Subsidiary and Affiliate of the Borrower has given notice to the insurer of all material claims that may be insured thereby.

                  Licenses, Permits, Etc. Except as set forth on Schedule 14, Borrower, and its Subsidiaries and Affiliates possess all franchises, certificates, licenses, permits, registrations, and other authorizations from governmental bodies (including, without limitation, any such franchises, certificates, licenses, permits, registrations, and other authorizations required under the provisions of any applicable laws), free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of their respective properties and assets, and for the conduct of their respective businesses as now conducted after giving effect to the Transactions, except where the failure to possess any of the foregoing is not likely to have a Material Adverse Effect, and none of Borrower and its Subsidiaries or Affiliates is in violation of any thereof in any material respect.

                  Indebtedness to Officers, Etc. Except as set forth on Schedule 15 hereto, as of the Agreement Date, none of the Borrower or its Subsidiaries or Affiliates is indebted, directly or indirectly, to any of their respective officers, directors or stockholders or to any of the respective spouses or children of any of such Persons, except with respect to salaries and related employee compensation and expense reimbursement and management fees accrued in the ordinary course of business, except for the Equivest Note and except, for any period after the Agreement Date, for any amounts not exceeding in the aggregate $250,000.

                  Real Property. Schedule 16 sets forth a complete and correct list and brief description, as of the Agreement Date after giving effect to the Transactions, of all real property owned by the Borrower and all of its Subsidiaries and Affiliates on the date hereof, including the type of interests in, and location or use of such real property, together with a complete and correct list of all leases of real property to which any of such Persons is a party, identifying the parties to each such lease and the property to which it relates, as of the Agreement Date after giving effect to the Transactions.

                  Good Title. As of the Agreement Date after giving effect to the Transactions, each of the Borrower and its Subsidiaries and Affiliates has good and marketable title to all of its respective properties (other than properties leased from others), subject to no Lien of any kind except Permitted Liens.

                  Operating Condition; Etc. As of the Agreement Date after giving effect to the Transactions, the properties owned by the Borrower and its Subsidiaries and Affiliates are in good operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not materially interfere with the continued use thereof in the conduct of normal operations of the Borrower and its Subsidiaries and Affiliates, and the properties owned by, leased to or used by the Borrower and its Subsidiaries and Affiliates, are able to serve the function for which they are currently being used in all material respects, in each case except as disclosed in Schedule 17. As of the Agreement Date after giving effect to the Transactions, the assets owned by, leased to or used by the Borrower and its Subsidiaries and Affiliates constitute all of the material assets used in the conduct of the business of the Borrower and its Subsidiaries and Affiliates as presently conducted, and, except as disclosed on Schedule 17 neither this Agreement nor the Term Note nor any other document, nor any transaction contemplated under any such agreement or document, will materially adversely affect any right, title or interest of the Borrower or its Subsidiaries or Affiliates in and to any of such assets (except for Permitted Liens).

                  Quiet Enjoyment. As of the Agreement Date after giving effect to the Transactions, each of the Borrower and its Subsidiaries and Affiliates enjoys peaceful and undisturbed possession under all leases, whether of realty or personality, to which it is respectively a party, and all such leases are in full force and effect; and none of the Borrower or its Subsidiaries or Affiliates is in default under any of the terms of any such lease, and neither the Borrower nor its Subsidiaries or Affiliates knows of any default under any such leases by any third party; except in each case for matters that would not have a Material Adverse Effect.

                  Security Documents. (i) The Pledge Agreement is effective to create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral covered by the Pledge Agreement and, when the Collateral is delivered to the Lender, together with undated powers executed in blank, the Lender shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

                  The Security Agreement is effective to create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral covered by the Security Agreement and, when financing statements in appropriate form are filed in the offices specified in the Security Agreement, the Lender shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section
      7.2 hereof.

                  Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each drawing of the Term Loan and each conversion and continuation of a LIBOR Advance. All such representations and warranties shall survive, and not be waived by, the execution hereof by the Lender, any investigation or inquiry by the Lender, or by the making of any drawing of the Term Loan and each conversion and continuation of a LIBOR Advance under this Agreement.



      General Covenants

            So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

                  Preservation of Existence and Similar Matters.  The Borrower shall, and shall cause each Subsidiary and Affiliate of the Borrower to:

                  except as otherwise permitted pursuant to Section 7.4 hereof, preserve and maintain or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from any Tribunal, the loss of which could reasonably be expected to have a Material Adverse Effect; and

                  except as otherwise permitted pursuant to Section 7.4 hereof, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  Business; Compliance with Applicable Law. The Borrower and its Subsidiaries and Affiliates shall (a) engage primarily in the businesses set forth in Section 4.1(d) hereof, and (b) comply in all respects with the requirements of all Applicable Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  Maintenance of Properties. To the maximum extent that the Borrower or any Subsidiary or Affiliate of the Borrower has the right, power or authority (whether as a matter of contract, at law or otherwise) to do so, the Borrower shall, and shall cause each Subsidiary and Affiliate of the Borrower to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate (in the reasonable judgment of the Borrower) repairs, renewals, replacements, additions, betterments and improvements thereto, except where the failure to so maintain, repair, renew, replace or improve could not reasonably be expected to have a Material Adverse Effect.

                  Accounting Methods and Financial Records. The Borrower shall, and shall cause each Subsidiary and Affiliate of the Borrower to, maintain a system of accounting established and administered in accordance with GAAP, keep accurate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries and Affiliates shall maintain its fiscal year in the manner in existence on the Agreement Date.

                  Insurance. The Borrower shall, and shall cause each Subsidiary and Affiliate of the Borrower to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability. Each insurance policy shall (a) provide for at least 30 days' prior notice to the Lender of any proposed termination or cancellation of such policy, whether on account of default or otherwise and (b) otherwise contain the requirements for insurance set forth in the Security Agreement.

                  Payment of Taxes and Claims. The Borrower shall, and shall cause each Subsidiary and Affiliate of the Borrower to, pay and discharge all material Taxes to which they are subject prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such Tax or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Subsidiary and Affiliate of the Borrower to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

                  Visits and Inspections. The Borrower shall, and shall cause each Subsidiary and Affiliate of the Borrower to, promptly permit representatives of Lender (and third party consultants and auditors retained by the Lender) from time to time after reasonable notice and during business hours by the Lender to (a) visit and inspect the properties of the Borrower, the Subsidiaries and Affiliates of the Borrower, as often as the Lender shall reasonably deem advisable, (b) audit, inspect and make extracts from and copies of the books and records of the Borrower, and each Subsidiary and Affiliate of the Borrower, and
      (c) discuss with the appropriate directors, officers, employees and auditors of the Borrower and each Subsidiary and Affiliate of the Borrower, the business, assets, liabilities, financial positions, results of operations and business prospects of the Borrower and each Subsidiary of the Borrower. The Borrower shall pay the reasonable fees, costs and expenses related to up to three (3) such inspections and audits performed by, or on behalf of, the Lender. Prior to the occurrence of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the occurrence and during the continuance of an Event of Default, such visits, inspections and audits shall be conducted at any time requested by the Lender without any requirement for reasonable notice and at the expense of the Borrower.

                  Use of Proceeds. The proceeds of the Term Loan shall be used by the Borrower, Newco I and Newco II to finance a portion of the cash consideration for the Transaction.

                  INDEMNITY.

            THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE LENDER, ITS AFFILIATES, AND ITS (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, PROCEEDINGS (WHETHER CIVIL OR CRIMINAL), JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT OR INDIRECT AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER, ITS SUBSIDIARIES OR AFFILIATES, OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ITS SUBSIDIARIES OR AFFILIATES), RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTION DOCUMENTS OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MANAGEMENT OF THE TERM LOAN, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF THE LENDER OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE TERM LOAN HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, OR THE PROJECTS, OR ANY ACT OR OMISSION BY THE BORROWER, OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, OR THE EMPLOYEES OR AGENTS OF ANY OF THEM, OR ANY ACT OR OMISSION BY ALL BROKERS, AGENTS OR OTHER SALESMEN OF TIME-SHARE INTERESTS, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

                  WITHOUT DUPLICATION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE LENDER AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

                  Environmental Law Compliance. The use which the Borrower or any Subsidiary or Affiliate of the Borrower intends to make of any real property which is owned or leased by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property which is in violation of Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or lessen the meaning, of any term defined thereby, such broader or lesser meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or Affiliate or any of their respective properties establishes (to the exclusion of the applicability of CERCLA and RCRA) a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader or lesser than that specified in either CERCLA or RCRA, such broader or lesser meaning shall apply. Each of the Borrower, Newco I and Newco II agrees to indemnify and hold the Lender harmless from and against, and to reimburse the Lender with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, reasonable costs and reasonable expenses (including reasonable attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Borrower or any Subsidiary or Affiliate to perform any of their obligations hereunder regarding asbestos or Applicable Environmental Laws, (b) any violation on or before the Release Date of any Applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real property or release from such real property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, provided that, the Borrower shall not be under any obligation to indemnify the Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of the Lender, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

                  Further Assurances. At any time or from time to time upon request by the Lender, the Borrower or any Subsidiary or Affiliate of the Borrower shall execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower agrees to (a) update and deliver to the Lender supplements to Schedules 3 and 4 hereto at the time of delivery of the financial statements set forth in Sections 6.3 and 6.4 hereof if the information provided therein is not complete and correct, and (b) update and deliver to the Lender, modifications to any other exhibits and schedules to any Loan Document, promptly upon discovery that the information provided therein is not complete and correct.

                  Management of Projects, Etc. To the maximum extent that the Borrower or any Subsidiary or Affiliate of the Borrower, as applicable, has the right, power or authority (whether as a matter of contract, at law or otherwise) to do so, the Borrower shall, or shall cause the applicable Subsidiary or Affiliate, to be a party to and maintain management contracts with respect to each Project and with Holiday Inn SunSpree.

                  [Reserved].

                  Owners Associations. The Borrower shall, or shall cause the applicable Subsidiary or Affiliate to, cause each Purchaser to automatically be a member of each Project's owners association or associations, if any, and to be entitled to vote on the affairs thereof (subject, however, to any preferential voting rights in favor of the Borrower or any of its Subsidiaries or Affiliates, as applicable, as permitted under applicable time-share Laws). Each such owners association shall have the authority to fix and levy pro rata upon each Purchaser annual assessments to cover the costs of maintaining and operating such Project (including, without limitation, taxes and assessments not levied by the appropriate taxing authority directly against owners of Time-Share Interests) and to establish a reasonable reserve for improvements, the replacement of property and furnishings, and contingencies. If the Borrower or any of its Subsidiaries or Affiliates controls an owners association, the Borrower or such Subsidiaries or Affiliates will while it controls such association: (i) cause such owners association to discharge timely and completely its obligations under such Project's governing documents and maintain the reserve described above and (ii) to the extent requested to do so by the Lender, pay or loan to such owners association, not less often than is necessary to provide sufficient funding for such owners association in order to maintain, preserve and maximize the ownership, quality, safety, marketability, value and appearance of the applicable Project, the difference between (A) the cumulative total amount of the maintenance and operating expenses incurred by such association, together with the amount of any installment of real property taxes currently due and payable with respect to such Project not directly levied against owners of Time-Share Interests, through the end of the calendar month preceding the month in which such payment or loan is made and (B) the cumulative total amount of assessments (less amounts thereof allocated to reserve expenses) payable to the association by Time-Share Interest owners other than the Borrower or its Subsidiaries or Affiliates, as appropriate, through the end of the calendar month preceding the month in which such payment or loan is made.

                  Note Receivable Information. The Borrower shall, and shall cause each of its Subsidiaries and Affiliates to, maintain accurate and complete files relating to the Notes Receivable and the A&D Loans Receivable, and such files will contain copies of each Note Receivable and each note evidencing each A&D Loan Receivable, copies of all relevant credit memoranda relating to such Notes Receivable and A&D Loan Receivables and all collection information and correspondence related thereto.

                  [Reserved].

                  Time-Share Interest Exchange Network. Each of the Projects shall continue to be members and participants, pursuant to validly executed and enforceable written agreements, in Resort Condominiums International, L.L.C. and/or Interval International. Borrower and its Subsidiaries and Affiliates shall pay, in a timely manner, all fees and other amounts due and owing under such agreements and shall not otherwise take any action, or fail to take any action, the result of which would be to create any default in any material respect thereunder.

             [Reserved]

                  Subsidiary Guaranty; Security Agreement. Within 30 days of the date on which any entity becomes a New Material Subsidiary or a New Material Affiliate of the Borrower, the Borrower shall cause each such New Material Subsidiary and New Material Affiliate to enter into a guaranty and a security agreement substantially in the form of the Subsidiary Guaranty and the Security Agreement respectively, together with such other documents as shall be determined by the Lender.



      Information Covenants

            So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to the Lender or shall notify the Lender of the following events:

                  [Reserved].

                  [Reserved].

                  Quarterly Financial Statements and Information. (a) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, and consolidated statements of cash flow for the elapsed portion of the year ended with the last day of such fiscal quarter, certified by the president, chief financial officer or treasurer of the Borrower, to the effect that such statements present fairly in accordance with GAAP (except for the absence of footnotes), the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such fiscal quarter, and for the elapsed portion of the year ended with the last day of such fiscal quarter, subject only to normal year-end adjustments.

                  Within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, a statement of aging of Notes Receivable of the Borrower and its Subsidiaries and Affiliates, in a form satisfactory to the Lender.

                  Annual Financial Statements and Information; Certificate of No Default.

                  Within 90 days after the end of each fiscal year, a copy of
      (i) the consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) the consolidated statements of earnings and consolidated statements of changes in shareholders' equity, and statements of cash flow as of and through the end of such fiscal year, prepared in accordance with GAAP and certified by independent certified public accountants reasonably acceptable to the Lender (provided, however, any former big six public accounting firm and Firley Moran Freer & Eassa, P.C. shall be acceptable to the Lender), which opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified as to scope of audit and going concern.

                  As soon as available, but in any event within 30 days after December 31, 1999 and within 30 days after the end of each fiscal year thereafter, a copy of the annual consolidated financial projections (containing such information as may be requested by the Lender, including, but not limited to, pro forma income statements, balance sheets and statements of cash flow) of the Borrower and the Subsidiaries and Affiliates of the Borrower for the succeeding fiscal year.

                  Compliance Certificate. At the time financial statements are furnished pursuant to Sections 6.3 and 6.4 hereof, the Compliance Certificate, completed as provided therein, executed by the president, the chief financial officer, or treasurer of the Borrower.

                  Copies of Other Reports and Notices.

                  Promptly upon their becoming available, a copy of (i) all material final reports or letters submitted to the Borrower or any Subsidiary or Affiliate of the Borrower by accountants in connection with any annual, interim or special audit, including without limitation any final report prepared in connection with the annual audit referred to in
      Section 6.4 hereof, and, if requested by the Lender, any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, (iii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any Subsidiary or Affiliate of the Borrower with any securities exchange, with the Securities and Exchange Commission or any successor agency, (iv) all press releases concerning material financial aspects of the Borrower or any Subsidiary of the Borrower, and (v) to the extent requested by the Lender, forms of documents being used in connection with the Projects to the extent different from those previously furnished to the Lender;

                  Promptly upon becoming aware (i) that the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Subsidiary or Affiliate of the Borrower in excess of $500,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) of the occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Borrower or any Subsidiary or Affiliate of the Borrower under any material agreement or instrument other than this Agreement to which the Borrower or any Subsidiary or Affiliate of the Borrower is a party or by which any of their respective properties may be bound, or (iii) of any event, circumstance or condition which could reasonably be expected to be classified as a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

                  Promptly upon becoming aware that any party to any Capitalized Lease Obligations or Operating Lease, in each case, in excess of $500,000, has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

                  Promptly upon receipt thereof, information with respect to and copies of any notices received from any Tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law, or could reasonably be expected to result in the payment of money by the Borrower or any Subsidiary or Affiliate of the Borrower in an amount of $500,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization where such loss could reasonably be expected to have a Material Adverse Effect; and

                  From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries and Affiliates, as the Lender may reasonably request.

                  Notice of Litigation, Default and Other Matters.  Prompt notice of the following events after the Borrower has knowledge or notice thereof:

                  The commencement of all Litigation and investigations by or before any Tribunal, and all actions and proceedings in any court or before any arbitrator involving claims (i) for damages (including punitive damages) in excess of $1,000,000 (after deducting the amount with respect to which the Borrower or any Subsidiary or Affiliate of the Borrower is insured), against or in any other way relating directly to the Borrower, any Subsidiary or Affiliate of the Borrower, or any of their respective properties or businesses or (ii) which otherwise could affect any Collateral and which could reasonably be expected to have a Material Adverse Effect; and

                  Promptly upon the happening of any Event of Default or Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

                  ERISA Reporting Requirements.

                  Promptly and in any event (i) within 30 days after the occurrence of any ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group, and (ii) within ten days after the Borrower or any member of its Controlled Group receives a request for a minimum funding waiver under Section 412 of the Code, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;

                  Promptly and in any event within ten Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  Notification within ten Business Days after the Borrower or any member of its Controlled Group knows that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and



      Negative Covenants

            So long as any of the Obligations are outstanding and unpaid or the Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

                  Indebtedness. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

                  Indebtedness under the Loan Documents and other Indebtedness to the
      Lender;

                  existing Indebtedness set forth on Schedule 6 hereto;

                  unsecured Indebtedness under lines of credit in the aggregate not in excess of $3,000,000 at any one time outstanding, provided that unsecured Indebtedness under any one line of credit shall not exceed $1,000,000 at any one time outstanding. (For purposes of calculating the limitations set forth in this clause (c), to the extent that Indebtedness of the Borrower or any of its Subsidiaries or Affiliates is guaranteed by another such party, such guaranty shall be disregarded);

                  Indebtedness secured by Liens (including Liens on Notes Receivable and A&D Loans Receivable) on property other than Collateral;

                  purchase money security interests (including the lien or retained title of a conditional vendor) covering personal property hereafter acquired; and

                  Indebtedness of the Borrower and of any Subsidiaries or Affiliates of the Borrower to each other.

                  Liens. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens.

                  Investments. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, make any Investment, except that the Borrower and any such Subsidiary or Affiliate may purchase or otherwise acquire and own:

                  Cash and Cash Equivalents;

                  Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

                  Investments in existence on the Agreement Date which are described on
      Schedule 5 hereto;
      ----------

                  Investments which are Acquisitions permitted pursuant to Section 7.6
                                                                           -----------
      hereof;

                  Investments in the form of Hedge Agreements entered into with the
      Lender;

                  Investments in Subsidiaries or Affiliates of the Borrower; provided, however, that each such Subsidiary or Affiliate shall have executed a Subsidiary Guaranty and a Security Agreement;

                  A&D Loans Receivable;

                  Investments in the form of loans secured by Notes Receivable;

                  Investments in, or with respect to, any Person other than the Borrower or a Subsidiary or Affiliate of the Borrower to the extent that
      (a) the aggregate amount of such Investments by the Borrower and the Subsidiaries and Affiliates of the Borrower does not at any time exceed ten percent (15%) of the combined total assets of the Borrower and the Subsidiaries and Affiliates of the Borrower, and (b) immediately prior to and after giving effect to any such proposed Investment there shall not exist a Default or Event of Default.

                  Liquidation, Merger.  The Borrower shall not, and shall not permit any
      Subsidiary or Affiliate of the Borrower to, at any time:

                  liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except that a Subsidiary or Affiliate of the Borrower may liquidate or dissolve into the Borrower or another Subsidiary or Affiliate of the Borrower; or

                  enter into any merger or consolidation unless (i) with respect to a merger or consolidation involving the Borrower, the Borrower shall be the surviving corporation, or if the merger or consolidation involves a Subsidiary or Affiliate of the Borrower and not the Borrower, such Subsidiary or Affiliate shall be the surviving corporation, (ii) such transaction shall not be utilized to circumvent compliance with any term or provision herein and (iii) no Default or Event of Default shall then be in existence or occur as a result of such transaction.

                  Sales of Assets. The Borrower shall not, and shall not permit any Subsidiary or Affiliate to, sell, lease, transfer or otherwise dispose of, any of its assets except (a) inventory and Time-Share Interests in the ordinary course of business, (b) obsolete or worn-out assets, (c) sales of tangible assets in which the Net Cash Proceeds from the disposition thereof are reinvested, within 90 days before or after such disposition, in productive tangible assets of a similar nature, (d) asset sales between Obligors provided that no assets of any Peppertree Entity in excess of $50,000 at any one time or $250,000 in the aggregate may be sold to any other Obligor without the prior written consent of the Lender, (e) Asset Sales the proceeds of which are applied in accordance with Section 2.5 and
      (f) transfers of Notes Receivable or A&D Loans Receivable to third parties for full and fair consideration, or in order to consummate a Securitization.

                  Acquisitions. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, make any Acquisitions provided, however, that, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, the Borrower or any Subsidiary or Affiliate of the Borrower may make Acquisitions so long as (a) such Acquisition shall not be opposed by the board of the directors of the Person being acquired, (b) the assets, property or business acquired shall be in the business described in
      Section 4.1(d) hereof, and (c) if the Person(s) acquired in any single Acquisition owns or has property with, or if the asset(s), business(es) or other property acquired in any single Acquisition has, an aggregate fair market value in excess of $3,000,000, the Borrower shall, not later than ten Business Days after the date of such Acquisition, deliver to the Lender a Compliance Certificate setting forth the covenant calculations, both immediately prior to and after giving effect to such Acquisition.

                  Equivest Note; GSHA Note. The Borrower shall not make any prepayments of the Equivest Note, and shall not agree to alter, amend or modify the terms of the Equivest Note or the GSHA Note as in effect on the date hereof.

                  Dividends. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, directly or indirectly declare, pay or make any Dividends except Dividends payable on preferred stock and Dividends payable by a Subsidiary to or for the benefit of the Borrower.

                  Affiliate Transactions. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, at any time engage in any transaction with an Affiliate other than in the ordinary course of business and on terms no less advantageous to the Borrower or such Subsidiary or Affiliate than would be the case if such transaction had been effected with a non-Affiliate.

                  Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary or Affiliate to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan, which termination would be likely to result in a Material Adverse Effect, (b) permit to exist any ERISA Event, or any other event or condition with respect to a Plan which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan which withdrawal would be to result in any material liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could reasonably be expected to have a Material Adverse Effect, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under any Plan (other than a Multiemployer Plan) of the Borrower or any member of its Controlled Group that is subject to Title IV of ERISA (using the actuarial assumptions utilized by each such Plan) to exceed the fair market value of Plan assets allocable to such benefits by more than $500,000, all determined as of the most recent valuation date for such Plan.

                  Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio to be less than 2.10:1:00 at the end of each fiscal quarter through and including March 31, 2000 or 2.25:1.00 at the end of each fiscal quarter thereafter.

                  Net Worth. The Borrower shall not permit Net Worth, calculated at the end of each fiscal quarter, to be less than an amount equal to the sum of (a) $59,800,000, plus (b) 75% of cumulative Net Income of the Borrower and its Subsidiaries for the period from but not including, July 1, 1999 through the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of the fiscal quarter of the Borrower or any such Subsidiary for which Net Income was a negative number), plus (c) 75% of the Net Cash Proceeds received by the Borrower from but not including July 1, 1999 through the date of calculation as a result of any offering of Equity or pursuant to any conversion or exchange of convertible Indebtedness or preferred Capital Stock into common Capital Stock of the Borrower, plus (d) an amount equal to 100% of any increase in the Borrower's Net Worth, calculated with respect to any Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower on or after July 1, 1999 or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower on or after July 1, 1999 (in each case determined as of the date that such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or a Subsidiary of the Borrower or that such assets are so acquired).

                  Reserved.

                  Total Debt to Total Capital. The Borrower shall not permit Total Debt to Total Capital to exceed 0.85:1.00 at the end of each fiscal quarter through and including March 31, 2000 or 0.80:1.00 at the end of any fiscal quarter thereafter.

                  Average Quarterly Charge-Off Rate. The Borrower shall not permit the Average Quarterly Charge-Off Rate to exceed 3.0% at the end of any calendar quarter based on the most recent four calendar quarters.

                  Average Quarterly Default Rate.  The Borrower shall not permit the
      Average Quarterly Default Rate to exceed 4.5% at the end of any calendar quarter.

                  Average Quarterly Delinquency Rate.  The Borrower shall not permit the
      Average Quarterly Delinquency Rate to exceed 7.5% at the end of any calendar quarter.

                  Sale and Leaseback. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets, except to the extent that the fair market value of the asset(s) covered by all such arrangements entered into during the any period of four consecutive calendar quarters does not, in the aggregate, exceed $2,000,000.

                  Business.  Neither the Borrower nor any Subsidiary or Affiliate of the
      Borrower shall conduct any business other than the business described in Section
      4.1(d) hereof.

                  Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, change its fiscal year except to a fiscal year ending December 31.

                  Amendment of Organizational Documents. The Borrower shall not, and shall not permit any Subsidiary or Affiliate of the Borrower to, amend its articles of incorporation or bylaws (or similar organizational or governance documents) in any manner that could reasonably be expected to
      (a) result in a Material Adverse Effect or (b) impair or affect the Rights of the Lender under any Loan Documents or in respect of any Collateral.

                  Reserved.

                  Use of Lender's Name. The Borrower shall not, and shall not permit any Subsidiary or Affiliate to, use the name of the Lender or any Affiliate of the Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Term Loan and as required in dealings with any Tribunal.



      Default

                  Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

                  The Borrower shall fail to pay any (i) principal under the Term Note when due or (ii) interest under the Term Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any other Loan Document within two Business Days after the date due;

                  The Borrower or any Subsidiary or Affiliate of the Borrower shall default in the performance or observance of any agreement or covenant contained in Section 2.5(b), Sections 5.1, 5.18 or Article 7;

                  The Borrower or any Subsidiary or Affiliate of the Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of fifteen days after the earlier of notice from the Lender thereof or actual notice thereof by the Borrower or such Subsidiary or Affiliate;

                  There shall occur any default or breach in the performance or observance of any agreement or covenant in any of the Loan Documents (other than this Agreement) or the Transaction Documents and such default shall not be cured within a period of thirty days after the earlier of notice from the Lender thereof or actual notice thereof the related Obligor;

                  There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary or Affiliate of the Borrower, or a substantial part of the property or the assets of the Borrower or Subsidiary or Affiliate of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Subsidiary or Affiliate of the Borrower, or of any substantial part of their respective properties, or (iii) the winding-up or liquidation of the affairs of the Borrower or any Subsidiary or Affiliate of the Borrower, and any such proceeding or petition shall continue unstayed and in effect for a period of forty-five days;

                  The Borrower or any Subsidiary or Affiliate of the Borrower shall (i) file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or Affiliate of the Borrower or of substantially all of its properties, (iii) file an answer admitting the material allegations filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors,
      (v) become unable, admit in writing its ability or fail generally to pay its debts as they become due, or (vi) the Borrower or any Subsidiary or Affiliate of the Borrower shall take any corporate action in furtherance of any of the actions described in this Section 8.1(g);

                  A final judgment or judgments shall be entered by any court against the Borrower for the payment of money which exceeds $1,000,000 in the aggregate for the Borrower and such Subsidiaries and Affiliates of the Borrower, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary or Affiliate of the Borrower which, together with all other such property of the Borrower and its Subsidiaries and Affiliates subject to any such process, exceeds in value $1,000,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                  With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person (other than the Lender) shall engage in transactions that in the aggregate result in a direct or indirect liability to the Borrower or any member of its Controlled Group under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver from the Internal Revenue Service for contributions; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or incur any other liability with respect to a Plan, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) a termination of a Multiemployer Plan, as defined in
      Section 1.1 hereof but without regard to the five-year limitation set forth therein, shall occur pursuant to Section 4041A of ERISA; (v) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or
      Section 302 of ERISA that results in the imposition of a lien under
      Section 412 of the Code or Section 302 of ERISA; (vi) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate under Section 4041(c) of ERISA, or the PBGC shall institute proceedings to terminate, any Plan (other than a Multiemployer Plan) subject to Title IV of ERISA; (vii) a Reportable Event shall occur with respect to a Plan (other than a Multiemployer Plan) subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Lender, the Lender shall have notified the Borrower in writing that the Lender has made a determination that, such Reportable Event will likely result in the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (viii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan (other than a Multiemployer Plan) or the assets thereof, or (ix) any ERISA Event with respect to a Plan (other than a Multiemployer Plan) subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (i) - (ix) above shall constitute Events of Default only if the maximum aggregate liability which the Borrower or any member of its Controlled Group would incur is likely to result in a Material Adverse Effect.

                  The Borrower or any Subsidiary or Affiliate of the Borrower shall (i) default in the payment of any Indebtedness or any lease obligations in an aggregate amount of $500,000 or more beyond any grace period provided with respect thereto, or (ii) any other event or condition shall exist under any agreement or instrument under which any such Indebtedness or lease obligation is created or evidenced beyond any applicable grace period, if the effect of such event or condition is to permit or cause the holder of such Indebtedness or lease obligation (or a trustee on behalf of any such holder) to (x) cause any such Indebtedness or lease obligation to be prepaid or to become due prior to its date of maturity or (y) require the Borrower or any Subsidiary or Affiliate of the Borrower to purchase, prepay or redeem any such Indebtedness or lease obligation;

                  Reserved.

                  Reserved.

                  Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Lender) other than in accordance with its terms, or any such party (other than the Lender) shall so assert in writing;

                  Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in any Collateral subject thereto; or

                  A Change of Control shall occur; or

                  A material adverse change occurs, or is reasonably likely to occur, in Borrower's or any Obligor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Term Loan as a result of the "year 2000 problem," (defined as the inability of computers, as well as embedded microchips in non-computing devices to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including risks resulting from the failure of key customers and suppliers of Borrower or any Obligors to address successfully the year 2000 problem.

                  Remedies.  If an Event of Default shall have occurred and shall be continuing:

                  With the exception of an Event of Default specified in Section 8.1(f) or (g) hereof, the Lender may terminate the Commitment and/or declare the principal of and interest on the Term Note and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

                  Upon the occurrence of an Event of Default specified in
      Section 8.1(f) or (g) hereof, the principal of and interest on the Term Note and all Obligations and other amounts owed under the Loan Documents shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate, all without any action by the Lender and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

                  The Lender may exercise all of the Rights granted to it under the Loan Documents or under Applicable Law.

                  The Rights of the Lender hereunder shall be cumulative, and not exclusive.



      Changes in Circumstances

                  Inability to Determine LIBOR Basis. If the Lender determines that for any reason adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period for any LIBOR Advance, or that LIBOR for any requested Interest Period for any LIBOR Advance does not adequately and fairly reflect the cost to the Lender of funding such LIBOR Advance, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain the LIBOR Advances hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Borrowing Request/Designation then submitted by it. If the Borrower does not revoke such Borrowing Request/Designation, the Lender shall make, convert or continue the Term Loan or any portion thereof, as proposed by the Borrower in the amount specified in the applicable notice submitted by the Borrower, but such Term Loan or any portion thereof shall be made, converted or continued as a Reference Rate Advance instead of a LIBOR Advance.

                  Illegality. If any change in applicable law, rule or regulation, or adoption thereof, or any change in any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, the Lender shall so notify the Borrower. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall convert each outstanding LIBOR Advance to a Reference Rate Advance, on either (a) the last day of the Interest Period applicable to such LIBOR Advance, if the Lender may lawfully continue to maintain and fund such LIBOR Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such LIBOR Advance to such day or if the Borrower so elects.

                  Increased Costs.

                  If after the Agreement Date any change in or adoption of any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

                  shall subject the Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to the Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon the Lender); or

                  shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of LIBOR Basis);

            and the result of any of the foregoing is to increase the cost to the Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by the Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by the Lender to be material, then, within five Business Days after demand by the Lender, the Borrower agrees to pay to the Lender such additional amount as will compensate the Lender for such increased costs or reduced amounts, subject to Section 10.9 hereof.

                  A certificate of the Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder shall be conclusive absent manifest or demonstrable error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                  Effect On Reference Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of the Lender to make LIBOR Advances, or requiring LIBOR Advances of the Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply all drawings under the Term Loan or continuations or conversions which would otherwise be made by the Lender as LIBOR Advances shall be made instead as Reference Rate Advances.

                  Capital Adequacy. If after the Agreement Date, (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by the Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or promulgated after the Agreement Date affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender, and the Lender determines that the amount of such capital is increased by or based upon the existence of the Lender's Commitment or the Term Loan hereunder and other commitments or advances of the Lender of this type, then, within five Business Days after demand by the Lender, subject to Section 10.9, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender with respect to such circumstances. A certificate as to any additional amounts payable to the Lender under this Section 9.5 submitted to the Borrower by such Lender shall be conclusive absent manifest or demonstrable error. In determining such amount, the Lender or a corporation controlling the Lender may use any reasonable averaging and attribution methods.



      Miscellaneous

                  Notices.

                  All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received) or by facsimile transmission, or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the respective address(es) set forth in Schedule 1 attached hereto.

                  Any party hereto may change the address to which notices shall be directed by giving ten days' written notice of such change to the other parties.

                  Expenses.  The Borrower shall promptly pay:

                  all reasonable out-of-pocket expenses of the Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

                  all reasonable out-of-pocket expenses and reasonable attorneys' fees of the Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or the other Loan Documents; and

                  all reasonable costs, out-of-pocket expenses and reasonable attorneys' fees of the Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation fees and expenses of consultants and counsel for the Lender, and administrative fees of the Lender.

                  Waivers. The rights and remedies of the Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Lender in exercising any right shall operate as a waiver of such right. The Lender expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of the Term Loan or any continuation or conversion of any LIBOR Advance. In the event that the Lender decides to fund the Term Loan or any continuation or conversion of any LIBOR Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lender shall not be deemed to constitute an undertaking by the Lender to fund any further funding of the Term Loan or any continuation or conversion of any LIBOR Advance or preclude the Lender from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lender shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lender at variance with the terms of the Agreement such as to require further notice by the Lender of the Lender's intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lender in its discretion, to exercise any rights available to it under this Agreement or under any other agreement, whether or not the Lender is a party thereto, relating to the Borrower.

                  Calculation by the Lender Conclusive and Binding. Any mathematical calculation required or expressly permitted to be made by the Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall be controlling, absent manifest error.

                  Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, the Lender and any subsequent holder or assignee of the Term Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special, (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to the Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Term Note and other amounts due hereunder to be due and payable as permitted by Section 8.2. Any sums obtained by the Lender or by any assignee or subsequent holder of the Term Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

                  Assignment. The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Loan Documents without the prior written consent of the Lender. The Lender shall be entitled to assign or grant a participation in its interest in this Agreement, the Term Note and the other Loan Documents without the consent of the Borrower.

                  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                  Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, the Lender shall not be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Highest Lawful Amount. If the Lender ever receives, collects or applies, as interest, any such excess, such amount which would excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Amount, the Borrower and the Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and the interest received for the actual period of existence thereof exceeds the Highest Lawful Amount, the Lender shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Amount or the Highest Lawful Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

                  Headings.  Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

                  Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Lender. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Lender and, in the case of an amendment, by the Borrower.

                  Exception to Covenants. Neither the Borrower nor any Subsidiary or Affiliate of the Borrower shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

                  [Reserved].

                  [Reserved].

                  GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS) WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER, NEWCO I, NEWCO II AND THE LENDER EACH AGREES THAT THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  WAIVER OF JURY TRIAL. EACH OF THE BORROWER, NEWCO I, NEWCO II AND THE LENDER HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLE AND INTENTIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING THE TERM LOAN HEREUNDER.

                  ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



            REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

            IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.



BORROWER:                           EQUIVEST FINANCE, INC.



                                    By:
                                       Name:
                                       Title:



NEWCO I:                            PEPPERTREE ACQUISITION CORP.



                                    By:
                                       Name:
                                       Title:



NEWCO II:                           PEPPERTREE ACQUISITION II CORP.



                                    By:
                                       Name:
                                       Title:



LENDER:                             BANK OF AMERICA, N.A.



                                    By:
                                 Robert N. Allen
                                 Vice President

Exhibit 10.23
                                   SCHEDULE 1

                  LIBOR LENDING OFFICES, ADDRESSES FOR NOTICES


(i)   BORROWER:

      Equivest Finance, Inc.
      2 Clinton Square
      Syracuse, NY  13202
      Attention:   Gerald L. Klaben, Jr.


(ii)  BANK OF AMERICA, N.A., as a Lender:

      Credit Notices and Communications:

      Bank of America, N.A.
      555 South Flower Street, 6th floor
      Los Angeles, CA 90071-2385
      Attention:   Robert N. Allen

      LIBOR Lending Office:

      Bank of America, N.A.
      5 Park Plaza, Suite 500
      Irvine, CA 92614-8525
      Attention:  Phyllis Sakamoto

      Administrative, Operational, Funding, Conversion and Other Notices and Communications

      Bank of America N.A.
      5 Park Plaza, Suite 500
      Irvine, CA  92614-8525
      Attention:  Phyllis Sakamoto

                                   SCHEDULE 2

                                REQUIRED CONSENTS

                                   SCHEDULE 3


                               EXISTING LITIGATION
                            AND MATERIAL LIABILITIES

                                   SCHEDULE 4

                           SUBSIDIARIES AND AFFILIATES

                          State of
                        Incorporation        Percentage
        Name           or Organization      of Ownership            Owner

                                   SCHEDULE 5

                              EXISTING INVESTMENTS

                                   SCHEDULE 6

                              EXISTING INDEBTEDNESS
                              Secured and Unsecured


Amount of Debt       Collateral          Lender              Maturity Date

                                   SCHEDULE 7

                      AUTHORIZATION, QUALIFICATION AND GOOD STANDING

                                   SCHEDULE 8


                              ENVIRONMENTAL MATTERS

                                   SCHEDULE 9


                                 LABOR RELATIONS

                                   SCHEDULE 10

                                   GUARANTORS


Peppertree Resorts, Ltd.
Peppertree Acquisition II Corp.
Peppertree Resorts Vacation Club
Peppertree Resort Villas, Inc.
Peppertree Resorts Management, Inc.
Peppertree Realty Inc.
Resort Funding, Inc.
Eastern Resorts Corporation
Long Wharf Marina Restaurant, Inc.
Bluebeard's Castle, Inc.
Castle Acquisition, Inc.
Avenue Plaza LLC
Ocean City Coconut Malorie Resort, Inc.
St. Augustine Resort Development Group, Inc.
EFI D.C. Acquisition, Inc.
EFI St. Thomas Acquisition, Inc.
EFI Louisiana Acquisition, Inc.
EFI Maryland Acquisition, Inc.
EFI Florida Acquisition, Inc.

                                   SCHEDULE 11

                              ASSUMED INDEBTEDNESS

                                   SCHEDULE 12

                               MATERIAL CONTRACTS

                                   SCHEDULE 13

                                    INSURANCE

                                   SCHEDULE 14

                                 LICENSES, PERMITS, ETC.

                                   SCHEDULE 15

                              INDEBTEDNESS TO OFFICERS, ETC.

                                   SCHEDULE 16

                                  REAL PROPERTY





                                   SCHEDULE 17

                                OPERATING CONDITION; ETC.